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TABLE OF CONTENTS Prospectus Supplement

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)(2)

6.75% Series A Preferred Units	$345,000,000	$34,741.50

(1)
Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on March 10, 2016 (File No. 333- 210061), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

(2)
Includes units subject to the underwriters' option to purchase additional units to cover over-allotments.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210061

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 10, 2016)

KKR & Co. L.P.

12,000,000 Units

6.75% Series A Preferred Units

         We are offering 12,000,000 of our 6.75% Series A Preferred Units (the "Series A Preferred Units" or the "units").

         When, as, and if declared by the board of directors of our general partner, distributions on the Series A Preferred Units will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2016, at a rate per annum equal to 6.75%. Distributions on the units are non-cumulative. If the board of directors of our Managing Partner does not declare a distribution before the scheduled record date for any distribution period, we will not make a distribution in that distribution period, whether or not distributions on the Series A Preferred Units are declared or paid for any future distribution period.

         At any time or from time to time on or after June 15, 2021, we may, at our option, redeem the Series A Preferred Units, in whole or in part, at a price of $25.00 per Series A Preferred Unit plus declared and unpaid distributions, if any. See "Description of the Series A Preferred Units—Optional Redemption." If a Change of Control Event (defined herein) occurs prior to June 15, 2021, we may, at our option, redeem the Series A Preferred Units, in whole but not in part, at a price of $25.25 per Series A Preferred Unit plus declared and unpaid distributions, if any. If (i) a Change of Control Event occurs (whether before, on or after June 15, 2021) and (ii) we do not give notice prior to the 31st day following the Change of Control Event to redeem all the outstanding Series A Preferred Units, the distribution rate per annum on the Series A Preferred Units will increase by 5.00%, beginning on the 31st day following such Change of Control Event. See "Description of the Series A Preferred Units—Change of Control Redemption." The units will rank equally with other series of our parity units, junior to our senior units and senior to our junior units (as such terms are defined herein) with respect to payment of distributions and distribution of our assets upon our liquidation, dissolution or winding up. See "Description of the Series A Preferred Units—Ranking." The units will not have any voting rights, except as set forth under "Description of the Series A Preferred Units—Voting Rights."

         Investing in the Series A Preferred Units involves risks. See "Risk Factors" beginning on page S-7.

         We intend to apply to list the Series A Preferred Units on the New York Stock Exchange (the "NYSE") under the symbol "KKR PR A." If the application is approved, we expect trading of the Series A Preferred Units on the NYSE to begin within 30 days after the Series A Preferred Units are first issued.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price(1)	$25.0000	$300,000,000
Underwriting discounts and commissions	$0.7735	$9,282,100
Proceeds to us before expenses(3)	$24.2265(2)	$290,717,900

(1)
Plus declared and unpaid distributions, if any, from March 17, 2016 if initial settlement occurs after that date.

(2)
The underwriting discount will be $0.7875 per Series A Preferred Unit for retail orders and $0.5000 per Series A Preferred Unit for institutional orders.

(3)
Assumes no exercise of the underwriters' over-allotment option described below.

         We have granted the underwriters the option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to 1,800,000 additional Series A Preferred Units on the same terms and conditions set forth above, solely to cover over-allotments.

         The underwriters expect that the units will be delivered to purchasers in global form through the book-entry delivery system of The Depository Trust Company on or about March 17, 2016.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	UBS Investment Bank	Wells Fargo Securities

Lead Managers

Barclays	Citigroup	Goldman, Sachs & Co.	HSBC	Mizuho Securities

March 10, 2016

Prospectus Supplement

Prospectus

        This prospectus supplement, the accompanying prospectus and the information incorporated or deemed incorporated herein, have been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless otherwise expressly stated or the context otherwise requires:

            (i)  references to "KKR," "we," "us," "our" and "our partnership" refer to KKR & Co. L.P. and its consolidated subsidiaries. Prior to KKR & Co. L.P. becoming listed on the New York Stock Exchange ("NYSE") on July 15, 2010, KKR Group Holdings L.P. ("Group Holdings") consolidated the financial results of KKR Management Holdings L.P. and KKR Fund Holdings L.P. and their consolidated subsidiaries. On August 5, 2014, KKR International Holdings L.P. became a KKR Group Partnership. We refer to KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P. collectively as the "KKR Group Partnerships". Each KKR Group Partnership has an identical number of partner interests and, when held together, one Class A partner interest in each of the KKR Group Partnerships together represents one KKR Group Partnership Unit;

           (ii)  references to "our Managing Partner" are to KKR Management LLC, which acts as our general partner and unless otherwise indicated, references to equity interests in KKR's business, or to percentage interests in KKR's business, reflect the aggregate equity of the KKR Group Partnerships and are net of amounts that have been allocated to our principals and other employees and non-employee operating consultants in respect of the carried interest from KKR's business as part of

i

  our "carry pool" and certain minority interests. References to "principals" are to our senior employees and non-employee operating consultants who hold interests in KKR's business through KKR Holdings L.P., which we refer to as "KKR Holdings," and references to our "senior principals" are to our senior employees who hold interests in our Managing Partner entitling them to vote for the election of its directors;

          (iii)  references to non-employee operating consultants include employees of KKR Capstone and are not employees of KKR. KKR Capstone refers to a group of entities that are owned and controlled by their senior management. KKR Capstone is not a subsidiary or affiliate of KKR. KKR Capstone operates under several consulting agreements with KKR and uses the "KKR" name under license from KKR; and

          (iv)  references to "unitholders" refer to the holder of any limited partnership interest in the registrant, whether common or preferred.

        Prior to October 1, 2009, KKR's business was conducted through multiple entities for which there was no single holding entity, but were under common control of senior KKR principals, and in which senior principals and KKR's other principals and individuals held ownership interests (collectively, the "Predecessor Owners"). On October 1, 2009, we completed the acquisition of all of the assets and liabilities of KKR & Co. (Guernsey) L.P. (f/k/a KKR Private Equity Investors, L.P. or "KPE") and, in connection with such acquisition, completed a series of transactions pursuant to which the business of KKR was reorganized into a holding company structure. The reorganization involved a contribution of certain equity interests in KKR's business that were held by KKR's Predecessor Owners to the KKR Group Partnerships in exchange for equity interests in the KKR Group Partnerships held through KKR Holdings. We refer to the acquisition of the assets and liabilities of KPE and to our subsequent reorganization into a holding company structure as the "KPE Transaction."

        In this prospectus supplement, the term "GAAP" refers to accounting principles generally accepted in the United States of America.

        We disclose certain financial measures in this prospectus that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR's businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, can be found in our annual report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference herein.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information" in this prospectus supplement.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

        We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement may be used only where it is legal to sell the Series A Preferred Units offered hereby. You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate only as of the date on the front cover of those respective documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

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SUMMARY

        This summary highlights selected information contained elsewhere or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the Series A Preferred Units, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the "Risk Factors" section of this prospectus supplement, the accompanying prospectus and our annual report on Form 10-K for the fiscal year ended December 31, 2015 to determine whether an investment in the Series A Preferred Units is appropriate for you.

 Overview

        We are a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. We aim to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation in the assets we manage. We invest our own capital alongside the capital we manage for fund investors and bring debt and equity investment opportunities to others through our capital markets business.

        Our business offers a broad range of investment management services to our fund investors and provides capital markets services to our firm, our portfolio companies and third parties. Throughout our history, we have consistently been a leader in the private equity industry, having completed more than 260 private equity investments in portfolio companies with a total transaction value in excess of $515 billion. We have grown our firm by expanding our geographical presence and building businesses in areas, such as credit, special situations, hedge funds, collateralized loan obligations, capital markets, infrastructure, energy and real estate. Our balance sheet has provided a significant source of capital in the growth and expansion of our business, and has allowed us to further align our interests with those of our fund investors. These efforts build on our core principles and industry expertise, allowing us to leverage the intellectual capital and synergies in our businesses, and to capitalize on a broader range of the opportunities we source. Additionally, we have increased our focus on meeting the needs of our existing fund investors and in developing relationships with new investors in our funds.

        We conduct our business with offices throughout the world, providing us with a pre-eminent global platform for sourcing transactions, raising capital and carrying out capital markets activities. Our growth has been driven by value that we have created through our operationally focused investment approach, the expansion of our existing businesses, our entry into new lines of business, innovation in the products that we offer investors in our funds, an increased focus on providing tailored solutions to our clients and the integration of capital markets distribution activities.

        As a global investment firm, we earn management, monitoring, transaction, incentive fees and carried interest for providing investment management, monitoring and other services to our funds, vehicles, collateralized loan obligations, managed accounts and portfolio companies, and we generate transaction-specific income from capital markets transactions. We earn additional investment income from investing our own capital alongside that of our fund investors, from other assets on our balance sheet and from the carried interest we receive from our funds and certain of our other investment vehicles. A carried interest entitles the sponsor of a fund to a specified percentage of investment gains that are generated on third-party capital that is invested.

        Our investment teams have deep industry knowledge and are supported by a substantial and diversified capital base, an integrated global investment platform, the expertise of operating consultants and senior advisors and a worldwide network of business relationships that provide a significant source of investment opportunities, specialized knowledge during due diligence and substantial resources for creating and realizing value for stakeholders. These teams invest capital, a substantial portion of which is of a long duration and not subject to redemption. With over 75% of our fee paying assets under management not subject to redemption for at least 8 years from inception, we have significant flexibility to grow investments and select exit opportunities. We believe that these aspects of our business will help us continue to expand and grow our business and deliver strong investment performance in a variety of economic and financial conditions.

Business Segments

Private Markets

        Through our Private Markets segment, we manage and sponsor a group of private equity funds and co-investment vehicles that invest capital for long-term appreciation, either through controlling ownership of a company or strategic minority positions. We also manage and sponsor a group of funds and co-investment vehicles that invest capital in real assets, such as infrastructure, energy and real estate.

Public Markets

        Through the Public Markets segment, we operate our combined credit and hedge funds businesses. Our credit business advises funds, CLOs, separately managed accounts, and investment companies registered under the Investment Company Act of 1940, as amended, including a business development company, undertakings for collective investment in transferable securities, and alternative investments funds, which invest capital in (i) leveraged credit strategies, such as leveraged loans, high yield bonds and opportunistic credit, and (ii) alternative credit strategies such as mezzanine investments, direct lending investments, special situations investments and long/short credit investment strategies. Our Public Markets segment also includes our hedge funds business that offers a variety of investment strategies including customized hedge fund portfolios and hedge fund-of-fund solutions. Through our Public Markets segment, we also have developed strategic partnerships by acquiring minority stakes in other hedge fund managers.

Capital Markets

        Our Capital Markets segment is comprised primarily of our global capital markets business. Our capital markets business supports our firm, our portfolio companies and third-party clients by developing and implementing both traditional and non-traditional capital solutions for investments or companies seeking financing. KKR Capital Markets LLC is an SEC-registered broker-dealer and a FINRA member, and we are also registered or authorized to carry out certain broker-dealer activities in various countries in North America, Europe, Asia-Pacific and the Middle East. Our third party capital markets activities are generally carried out through Merchant Capital Solutions LLC, a joint venture with one other unaffiliated partner, and non-bank financial companies in India.

Principal Activities

        Through our Principal Activities segment, we manage the firm's own assets and deploy capital to support and grow our businesses. We use our Principal Activities assets to support our investment management and capital markets businesses. Typically, the funds in our Private Markets and Public Markets businesses contractually require us, as general partner of the funds, to make sizable capital commitments from time to time. We believe our general partner commitments are indicative of the conviction we have in a given fund's strategy, which assists us in raising new funds from limited partners. Our Principal Activities assets also provide the required capital to fund the various commitments of our Capital Markets business when underwriting or syndicating securities, or when providing term loan commitments for transactions involving our portfolio companies and for third parties. We also make opportunistic investments through our Principal Activities segment, which include co-investments alongside our Private Markets and Public Markets funds, as well as make Principal Activities investments that do not involve our Private Markets or Public Markets funds.

Organizational Structure

        We are a holding partnership formed as a Delaware limited partnership on June 25, 2007. Through our wholly-owned subsidiaries, we hold equity interests in, and conduct all of our material business activities through KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P., collectively, the "KKR Group Partnerships." We indirectly are the general partner of each of the KKR Group Partnerships and hold a number of KKR Group Partnership Units equal to the number of common units that we have issued, not including unvested units. Accordingly, we indirectly control all of the business and affairs of the KKR Group Partnerships and consolidate the financial results of the KKR Group Partnerships and its consolidated subsidiaries. As of December 31, 2015, we held approximately 55.9% of the total number of the KKR Group Partnership Units with the remaining KKR Group Partnership Units being held by current and former KKR principals through KKR Holdings L.P. Our common units are listed on the New York Stock Exchange under the symbol "KKR."

        Each KKR Group Partnership has an identical number of Class A partner interests and, when held together, one Class A partner interest in each of the KKR Group Partnerships together represents one KKR Group Partnership unit ("KKR Group Partnership Unit"). KKR Group Partnership units that are held by KKR Holdings L.P. are exchangeable for our common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. The Series A Preferred Units offered hereby will not be exchangeable or convertible into common units or any other class or series of our interests or any other security.

        We are managed by KKR Management LLC, our general partner, which we refer to as our Managing Partner. Our Managing Partner has a board of directors that is co-chaired by KKR's founders, Henry Kravis and George Roberts, who also serve as Co-Chief Executive Officers. KKR's senior principals control our Managing Partner. We reimburse our Managing Partner and its affiliates for all costs incurred in managing and operating us, and our limited partnership agreement provides that our Managing Partner will determine the expenses that are allocable to us.

        Our executive offices are located at 9 West 57th Street, Suite 4200, New York, NY, 10019, and our telephone number is (212) 750-8300.

THE OFFERING

        This summary is not a complete description of the Series A Preferred Units. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Series A Preferred Units, see the section entitled "Description of the Series A Preferred Units" in this prospectus supplement.

        In this portion of the summary, the terms "we," "us" and "our" refer only to KKR & Co. L.P. and not to any of our subsidiaries.

Issuer	KKR & Co. L.P.
Series A Preferred Units	6.75% Series A Preferred Units.
Liquidation Preference	$25.00 per Series A Preferred Unit.
Option to Purchase Additional Units

We have granted the underwriters an option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to an additional 1,800,000 Series A Preferred Units, at the public offering price less the underwriting discount, solely to cover over-allotments, if any.

Maturity

The Series A Preferred Units do not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Units. Accordingly, the Series A Preferred Units will remain outstanding indefinitely unless we decide to redeem or repurchase them.

Distributions

When, as, and if declared by the board of directors of our Managing Partner out of funds legally available, distributions on the Series A Preferred Units will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2016, at a rate per annum equal to 6.75%. Distributions on the Series A Preferred Units are non-cumulative. If the board of directors of our Managing Partner does not declare a distribution before the scheduled record date for any distribution period, we will not make a distribution in that distribution period, whether or not distributions on the Series A Preferred Units are declared or paid for any future distribution period.

Unless distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Units for the then-current quarterly distribution period, during such distribution period we may not repurchase any common units or junior units (as defined herein) and we may not declare or pay or set apart payment for distributions on any common units or junior units for such distribution period, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units.

Amount Payable in Liquidation

If we liquidate, dissolve or wind up, then the holders of the Series A Preferred Units outstanding at such time will be entitled to receive a payment out of our assets available for distribution to such holders equal to the sum of the $25.00 liquidation preference per Series A Preferred Unit and declared and unpaid distributions, if any, to, but excluding, the date we liquidate, dissolve or wind up (the "Preferred Unit Liquidation Value"), to the extent that we have sufficient gross income (excluding any gross income attributable to the sale or exchange of capital assets) in the year of our liquidation, dissolution or winding up and in the prior years in which the Series A Preferred Units have been outstanding to ensure that each holder of Series A Preferred Units will have a capital account balance equal to the Preferred Unit Liquidation Value. We refer to our gross income (excluding any gross income attributable to sale or exchange of capital assets) as our "gross ordinary income."

Based on current information, we believe we will have sufficient gross ordinary income in calendar year 2016 to ensure that the holders of the Series A Preferred Units will have capital account balances that entitle each holder, upon our liquidation, dissolution or winding up, to the Preferred Unit Liquidation Value, but no assurance can be provided regarding the level of our future gross income. See "Description of the Series A Preferred Units—Liquidation Preference."

Optional Redemption

We may redeem, at our option, the Series A Preferred Units, in whole or in part, at any time on or after June 15, 2021 at a price of $25.00 per Series A Preferred Unit plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. Holders of the Series A Preferred Units will have no right to require the redemption of the Series A Preferred Units.

Change of Control Redemption

If a Change of Control Event (as defined under "Description of the Series A Preferred Units—Change of Control Redemption") occurs prior to June 15, 2021, we may, at our option, redeem the Series A Preferred Units, in whole but not in part, upon at least 30 days' notice, within 60 days of the occurrence of such Change of Control Event, at a price of $25.25 per Series A Preferred Unit, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions.

Distribution Rate Step-Up Following Change of Control Event

If (i) a Change of Control Event occurs (whether before, on or after June 15, 2021) and (ii) we do not give notice prior to the 31st day following the Change of Control Event to redeem all the outstanding Series A Preferred Units, the distribution rate per annum on the Series A Preferred Units will increase by 5.00%, beginning on the 31st day following such Change of Control Event. See "Description of the Series A Preferred Units—Change of Control Redemption."

Voting Rights	Holders of the Series A Preferred Units will only be entitled to the voting rights provided in our limited partnership agreement. See "Description of the Series A Preferred Units—Voting Rights."
Ranking	The Series A Preferred Units will rank senior to our common units. See "Description of the Series A Preferred Units—Ranking."
No Conversion Rights	The Series A Preferred Units will not be convertible into common units or any other class or series of our interests or any other security.
Use of Proceeds

The net proceeds from the sale of the Series A Preferred Units are estimated to be approximately $289,617,900 (or approximately $333,200,400 if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, including to fund acquisitions and investments.

See "Use of Proceeds" and "Description of the Series A Preferred Units—Mirror Units" in this prospectus supplement.
Listing

We intend to apply to list the Series A Preferred Units on the NYSE under the symbol "KKR PR A." If the application is approved, we expect trading in the Series A Preferred Units on the NYSE to begin within 30 days after the Series A Preferred Units are first issued.

Tax Treatment	See "Additional Material U.S. Federal Income Tax Considerations" in this prospectus supplement.
Transfer Agent, Registrar and Paying Agent	American Stock Transfer & Trust Company, LLC.
Risk Factors

Investing in the Series A Preferred Units involves risks. Before deciding whether to invest in the Series A Preferred Units, you should carefully consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" beginning on page S-7, on page 2 of the accompanying prospectus and under the caption "Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2015, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

RISK FACTORS

        Investing in the Series A Preferred Units involves risks. You should carefully review the following risk factors and the risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 26, 2016, which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any pricing term sheet that we provide you in connection with the offering of Series A Preferred Units pursuant to this prospectus supplement. The risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K that reference our common units are generally applicable to the Series A Preferred Units unless otherwise addressed herein. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and in any such pricing term sheet. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Series A Preferred Units. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Series A Preferred Units could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to the Series A Preferred Units

         The Series A Preferred Units are equity securities and are subordinated to our existing and future indebtedness.

        The Series A Preferred Units are our equity interests and do not constitute indebtedness. This means that the Series A Preferred Units will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation.

        Further, the Series A Preferred Units place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under "Risk Factors—Holders of the Series A Preferred Units will have limited voting rights."

        We conduct substantially all of our operations through our subsidiaries, which hold the financial assets in which we invest. As a result, our cash flow and our ability to pay distributions on the Series A Preferred Units is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

         Distributions on the Series A Preferred Units are discretionary and non-cumulative.

        Distributions on the Series A Preferred Units are discretionary and non-cumulative. You will only receive distributions of the Series A Preferred Units when, as and if declared by the board of directors of our Managing Partner. Consequently, if the board of directors of our Managing Partner does not authorize and declare a distribution for a distribution period, holders of the Series A Preferred Units would not be entitled to receive any distribution for such distribution period, and such unpaid distribution will not be payable in such distribution period or in later distribution periods. We will have no obligation to pay distributions for a distribution period if the board of directors of our Managing Partner does not declare such distribution before the scheduled record date for such period, whether or not distributions are declared or paid for any subsequent distribution period with respect to the Series A Preferred Units or any other preferred units we may issue. This may result in holders of the Series A Preferred Units not receiving the full amount of distributions that they expect to receive, or any distributions, and may make it more difficult to resell Series A Preferred Units or to do so at a price that the holder finds attractive.

        The board of directors of our Managing Partner may, in its sole discretion, determine to suspend distributions on the Series A Preferred Units, which may have a material adverse effect on the market price of the Series A Preferred Units. There can be no assurances that our operations will generate sufficient cash flows to enable us to pay distributions on the Series A Preferred Units. Our financial and operating performance is subject to prevailing economic and industry conditions and to financial, business and other factors, some of which are beyond our control.

         The terms of our future indebtedness may restrict our ability to make distributions on the Series A Preferred Units or to redeem the Series A Preferred Units.

        Distributions will only be paid if the distribution is not restricted or prohibited by law or the terms of any senior equity securities or indebtedness. The instruments governing the terms of future financing or the refinancing of any borrowings may contain covenants that restrict our ability to make distributions on the Series A Preferred Units or redeem the Series A Preferred Units. The Series A Preferred Units place no restrictions on our ability to incur indebtedness with such restrictive covenants.

         The market price of the Series A Preferred Units could be adversely affected by various factors.

        Following the offering, the market price for the Series A Preferred Units may fluctuate based on a number of factors, including:

  •
  the trading price of our common units;

  •
  additional issuances of other series or classes of preferred units;

  •
  whether we declare or fail to declare distributions on the Series A Preferred Units from time to time and our ability to make distributions under the terms of our indebtedness;

  •
  our creditworthiness, results of operations and financial condition;

  •
  the credit ratings of the Series A Preferred Units;

  •
  the prevailing interest rates or rates of return being paid by other companies similar to us and the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

        Our performance, market conditions and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Series A Preferred Units. In general, as market interest rates rise, securities with fixed interest rates or fixed distribution rates, such as the Series A Preferred Units, decline in value. Consequently, if you purchase the Series A Preferred Units and market interest rates increase, the market price of the Series A Preferred Units may decline. We cannot predict the future level of market interest rates.

        Our ability to pay quarterly distributions on the Series A Preferred Units will be subject to, among other things, general business conditions, our financial results, the amount of ordinary taxable income or loss earned by us, gains or losses recognized by us on the disposition of assets and our liquidity needs. Any reduction or discontinuation of quarterly distributions could cause the market price of the Series A Preferred Units to decline significantly. Accordingly, the Series A Preferred Units may trade at a discount to their purchase price.

         The Series A Preferred Units may not be rated and, if rated, their ratings could be lowered.

        We expect that Standard & Poor's Ratings Services and Fitch Ratings Inc. will assign ratings to the Series A Preferred Units. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. A rating is not a recommendation to buy, sell or hold the Series A Preferred Units, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in ratings assigned to us, our subsidiaries, the Series A Preferred Units or any of our other securities could adversely affect the trading price and liquidity of the Series A Preferred Units. We cannot be sure that rating agencies will rate the units or maintain their ratings once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the ratings once issued or to advise holders of Series A Preferred Units of any change in ratings. A failure to obtain a rating or a negative change in our ratings once issued could have an adverse effect on the market price or liquidity of the Series A Preferred Units.

         Rating agencies may change rating methodologies.

        The rating agencies that currently or may in the future publish a rating for us or the Series A Preferred Units may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Series A Preferred Units. This may include, for example, changes to the relationship between ratings assigned to an issuer's senior securities and ratings assigned to securities with features similar to the Series A Preferred Units, which is sometimes called "notching." If the rating agencies change their practices for rating lower-ranking securities in the future, and the ratings of the Series A Preferred Units are subsequently lowered or "notched" further, the trading price and liquidity of the Series A Preferred Units could be adversely affected.

         An active trading market may not develop for the Series A Preferred Units, which could adversely affect the price of the Series A Preferred Units in the secondary market and your ability to resell the Series A Preferred Units.

        Because the Series A Preferred Units do not have a stated maturity date, investors seeking liquidity will need to rely on the secondary market. The Series A Preferred Units are a new issue of securities and there is no established trading market for the Series A Preferred Units. We intend to apply for listing of the Series A Preferred Units on the NYSE under the symbol "KKR PR A." However, there is no guarantee that we will be able to list the Series A Preferred Units. If the application is approved, we expect trading in the Series A Preferred Units on the NYSE to begin within 30 days after the Series A Preferred Units are first issued; however, we cannot make any assurance as to:

  •
  the development of an active trading market;

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their Series A Preferred Units; or

  •
  the price at which the holders would be able to sell their Series A Preferred Units.

        If a trading market were to develop, the future trading prices of the Series A Preferred Units will depend on many factors, including prevailing interest rates, our credit ratings published by major rating agencies, the market for similar securities and our operating performance and financial condition. If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the Series A Preferred Units does not develop or does not continue, the market price and liquidity of the Series A Preferred Units is likely to be adversely affected and Series A Preferred Units traded after their purchase may trade at a discount from their purchase price.

         Holders of the Series A Preferred Units will have limited voting rights.

        Holders of the Series A Preferred Units will generally have no voting rights and have none of the voting rights given to holders of our common units, except that holders of the Series A Preferred Units will be entitled to the voting rights described in "Description of the Series A Preferred Units—Voting Rights."

In particular, if distributions on the Series A Preferred Units have not been declared and paid for the equivalent of six or more quarterly distribution periods, whether or not consecutive (a "Nonpayment"), holders of the Series A Preferred Units, together with holders of any other series of parity units (as defined in "Description of the Series A Preferred Units—Distributions") then outstanding with like voting rights, will be entitled to vote for the election of two additional directors to the board of directors of our Managing Partner, subject to the terms and to the limited extent described under "Description of the Series A Preferred Units—Voting Rights." When quarterly distributions have been declared and paid on the Series A Preferred Units for four consecutive quarters following the Nonpayment, the right of the holders of the Series A Preferred Units and such parity units to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting the board of directors of our Managing Partner will be reduced accordingly.

         Our limited partnership agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Managing Partner and limit remedies available to unitholders for actions that might otherwise constitute a breach of duty. It will be difficult for unitholders to successfully challenge a resolution of a conflict of interest by our Managing Partner or by its conflicts committee.

        Our limited partnership agreement contains provisions that require holders of our units, including the Series A Preferred Units, to waive or consent to conduct by our Managing Partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our limited partnership agreement provides that when our Managing Partner is acting in its individual capacity, as opposed to in its capacity as our Managing Partner, it may act without any fiduciary obligations to holders of our units, whatsoever. When our Managing Partner, in its capacity as our general partner, or our conflicts committee is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable," then our Managing Partner or the conflicts committee will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any holder of our units and will not be subject to any different standards imposed by our limited partnership agreement, the Delaware Revised Uniform Limited Partnership Act, which is referred to as the Delaware Limited Partnership Act, or under any other law, rule or regulation or in equity. These standards reduce the obligations to which our Managing Partner would otherwise be held.

        The above modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and holders of our units will only have recourse and be able to seek remedies against our Managing Partner if our Managing Partner breaches its obligations pursuant to our limited partnership agreement. Unless our Managing Partner breaches its obligations pursuant to our limited partnership agreement, we and holders of our units will not have any recourse against our Managing Partner even if our Managing Partner were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our limited partnership agreement, our limited partnership agreement provides that our Managing Partner and its officers and directors will not be liable to us or holders of our units, for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our Managing Partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These provisions are detrimental to the holders of our units because they restrict the remedies available to unitholders for actions that without such limitations might constitute breaches of duty including fiduciary duties.

        Whenever a potential conflict of interest exists between us and our Managing Partner, our Managing Partner may resolve such conflict of interest. If our Managing Partner determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between us and our Managing Partner, then it will be presumed that in making this determination, our Managing Partner acted in good faith. A holder of our units seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the situation with Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

        Also, if our Managing Partner obtains the approval of the conflicts committee of our Managing Partner, the resolution will be conclusively deemed to be fair and reasonable to us and not a breach by our Managing Partner of any duties it may owe to us or holders of our units. This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If you purchase, receive or otherwise hold a unit, you will be treated as having consented to the provisions set forth in our limited partnership agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, unitholders will, as a practical matter, not be able to successfully challenge an informed decision by the conflicts committee.

        We have also agreed to indemnify our Managing Partner and any of its affiliates and any member, partner, tax matters partner, officer, director, employee agent, fiduciary or trustee of our partnership, our Managing Partner or any of our affiliates and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by our Managing Partner or these other persons. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings.

        Our Managing Partner may exercise its right to call and purchase common units as provided in our limited partnership agreement or assign this right to one of its affiliates or to us. Our Managing Partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a common unitholder may have his units purchased from him at an undesirable time or price. For additional information, see our limited partnership agreement incorporated by reference into the registration statement of which the prospectus forms a part.

        Any claims, suits, actions or proceedings concerning the matters described above or any other matter arising out of or relating in any way to the limited partnership agreement may only be brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

         Redemption may adversely affect your return on the Series A Preferred Units.

        On or after June 15, 2021, we will have the right to redeem at a price of $25.00 per Series A Preferred Unit, plus declared and unpaid distributions, some or all of the Series A Preferred Units, as described under "Description of the Series A Preferred Units—Optional Redemption." In addition, prior to June 15, 2021, we may redeem the Series A Preferred Units after the occurrence of a Change of Control Event (as defined and described in "Description of the Series A Preferred Units—Change of Control Redemption"), at a price of $25.25 per Series A Preferred Unit, plus declared and unpaid distributions. To the extent that we redeem the Series A Preferred Units at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Series A Preferred Units, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the distribution rate of the Series A Preferred Units.

         We are not required to redeem the Series A Preferred Units when they become redeemable, and we only expect to do so if it is in our best interest as determined by our Managing Partner in its sole discretion.

        The Series A Preferred Units are a perpetual equity security. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of investors. The Series A Preferred Units may be redeemed by us at our option on or after June 15, 2021, either in whole or in part. In addition, prior to June 15, 2021, after the occurrence of a Change of Control Event, we may, but are not required to, redeem the Series A Preferred Units in whole but not in part. Any decision we may make at any time to redeem the Series A Preferred Units will be determined by our Managing Partner in its sole discretion and depend upon, among other things, an evaluation of our capital position, the composition of our unitholders' equity, our outstanding senior debt and general market conditions at that time.

         Upon a Change of Control Event, we are not required to redeem the Series A Preferred Units, and we may not be able to redeem the Series A Preferred Units or pay the increased distribution rate per annum if we fail to redeem them.

        Our holders of the 6.375% Senior Notes due 2020 issued by KKR Group Finance Co. LLC, the 5.500% Senior Notes due 2043 issued by KKR Group Finance Co. II LLC and the 5.125% Senior Notes due 2044 issued by KKR Group Finance Co. III LLC, which we refer to as the KKR Senior Notes, have the right to require us to repurchase all or any part of such holders' securities upon a Change of Control Event. We are not required to redeem the Series A Preferred Units, and even if we should decide to redeem the Series A Preferred Units, since the Series A Preferred Units will rank junior to all of our existing and future indebtedness, upon a Change of Control Event, we may not have sufficient financial resources available to redeem the Series A Preferred Units, or pay the increased distribution rate per annum described under "Description of the Series A Preferred Units—Change of Control Redemption." Even if we are able to pay the increased distribution rate per annum, increasing the per annum distribution rate by 5.00% may not be sufficient to compensate holders for the impact of the Change of Control Event on the market price of the Series A Preferred Units.

         There is no limitation on our issuance of debt securities or equity securities that rank equally with the Series A Preferred Units and, under certain circumstances, we may issue equity securities that rank senior to the Series A Preferred Units.

        We do not currently have any outstanding equity securities that rank equally with or senior to the Series A Preferred Units. However, we may issue additional equity securities that rank equally with the Series A Preferred Units without limitation and, with the approval of the holders of the Series A Preferred Units, as described under "Description of the Series A Preferred Units—Voting Rights", any partnership interests senior to the Series A Preferred Units. The issuance of securities ranking equally with or senior to the Series A Preferred Units may reduce the amount available for distributions and the amount recoverable by holders of the Series A Preferred Units in the event of our liquidation, dissolution or winding-up. In addition, we and our subsidiaries may incur indebtedness that will rank senior to the Series A Preferred Units.

         The terms of the GP Mirror Units issued to us by the KKR Group Partnerships in connection with this offering may be amended by the KKR Group Partnerships, which we control, in a manner that could be detrimental to you, and the GP Mirror Units should not be relied upon to ensure we have sufficient cash flows to pay distributions on or redeem the Series A Preferred Units.

        We intend to contribute the net proceeds from the sale of the Series A Preferred Units to the KKR Group Partnerships. In consideration of our contribution, each KKR Group Partnership will issue to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Units, which we refer to as the GP Mirror Units. The terms of the GP Mirror Units will provide that unless distributions have been declared and paid or declared and set apart for payment on all GP Mirror Units issued by each KKR Group Partnership for the then-current quarterly distribution period, then during such quarterly distribution period only, each KKR Group Partnership may not repurchase any of its junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. These terms, among others, are intended to provide a credit benefit to the Series A Preferred Units. However, the KKR Group Partnerships will have no direct obligations with respect to our Series A Preferred Units. In addition, the KKR Group Partnerships, which are controlled by us, may amend, modify or alter the terms of the GP Mirror Units, including the distribution terms described above, in a manner that would be detrimental to the holders of the Series A Preferred Units and such actions could materially and adversely affect the market price of the Series A Preferred Units. Accordingly, the GP Mirror Units should not be relied upon to ensure we have sufficient cash flows to enable us to pay distributions on or redeem the Series A Preferred Units.

         If the amount of distributions on the Series A Preferred Units is greater than our gross ordinary income, then the amount that a holder of Series A Preferred Units would receive upon liquidation may be less than the Preferred Unit Liquidation Value.

        In general, we will specially allocate to the Series A Preferred Units items of our gross ordinary income in an amount equal to the distributions paid in respect of the Series A Preferred Units during the taxable year. Allocations of gross ordinary income will increase the capital account balance of the holders of the Series A Preferred Units. Distributions will correspondingly reduce the capital account balance of the holders of the Series A Preferred Units. So long as our gross ordinary income equals or exceeds the distributions paid to the holders of the Series A Preferred Units, the capital account balance of the holders of Series A Preferred Units will equal the Preferred Unit Liquidation Value at the end of each taxable year. If the distributions paid in respect of the Series A Preferred Units during a taxable year exceed the amount of our gross ordinary income for such year, however, the capital account balance of the holders of the Series A Preferred Units will be reduced below the Preferred Unit Liquidation Value by the amount of such excess. In that event, we will allocate additional gross ordinary income in subsequent years until such excess is eliminated. If we were to have insufficient gross ordinary income to eliminate such excess, holders of Series A Preferred Units would be entitled, upon our liquidation, dissolution or winding up, to less than the Preferred Unit Liquidation Value. In addition, to the extent that we make additional allocations of gross ordinary income in a taxable year to eliminate such excess from prior years, the gross ordinary income allocated to holders of the Series A Preferred Units in such taxable year would exceed the distributions paid to the Series A Preferred Units during such taxable year. In such years, holders of Series A Preferred Units may recognize taxable income in excess of our cash distributions, thus giving rise to an out-of-pocket tax liability for such holders.

         The IRS Schedules K-1 we will provide holders of Series A Preferred Units will be more complicated than the IRS Forms 1099 provided by corporations to their stockholders, and holders of Series A Preferred Units may be required to request an extension of time to file their tax returns.

        Holders of Series A Preferred Units will be required to take into account their allocable share of our items of gross ordinary income for our taxable year ending within or with their taxable year. We have agreed to furnish holders of Series A Preferred Units, as soon as reasonably practicable after the close of each calendar year, with tax information (including IRS Schedules K-1), which describes their allocable share of gross ordinary income for our preceding taxable year. However, it may require longer than 90 days after the end of our calendar year to obtain the requisite information so that IRS Schedules K-1 may be prepared by us. Consequently, holders of Series A Preferred Units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each holder of Series A Preferred Units will be required to report for all tax purposes consistently with the information provided by us for the taxable year. Because holders will be required to report their allocable share of gross ordinary income, tax reporting for holders of our Series A Preferred Units will be more complicated than for shareholders of a regular corporation.

         Tax-exempt holders of our Series A Preferred Units may recognize "unrelated business taxable income."

        Certain organizations that are otherwise exempt from U.S. federal income tax are nonetheless subject to taxation with respect to their "unrelated business taxable income" ("UBTI"). Because we have incurred "acquisition indebtedness" with respect to certain investments we hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for U.S. federal income tax purposes), a proportionate share of the income we allocate to a holder with respect to such investments will likely be treated as UBTI. Accordingly, tax-exempt holders of our Series A Preferred Units may recognize UBTI. Tax-exempt holders of our Series A Preferred Units are strongly urged to consult their tax advisors regarding the tax consequences of owning our units.

         Non-U.S. holders face unique U.S. tax issues from owning Series A Preferred Units that may result in adverse tax consequences to them.

        We expect that a portion of our income will be treated as income effectively connected with a U.S. trade or business for U.S. federal income tax purposes, or ECI, with respect to non-U.S. holders of Series A Preferred Units, including by reason of investments in certain U.S. real property holding corporations, real estate investment trusts or "REITs", real estate assets and energy assets. To the extent our income is treated as ECI, non-U.S. holders of Series A Preferred Units generally would be subject to withholding tax on their allocable share of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable shares of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income. Non-U.S. holders may also be subject to state and local income taxes and be required to file state and local income tax returns with respect to their allocable shares of ECI. Non-U.S. holders of Series A Preferred Units that are corporations may also be subject to a 30% branch profits tax (potentially reduced under an applicable treaty) on their actual or deemed distributions of such income. Any amount so withheld would be creditable against such holder's U.S. federal income tax liability, and such holder would claim a refund to the extent that the amount withheld exceeded such person's U.S. federal income tax liability for the taxable year. In addition, distributions to non U.S. holders of Series A Preferred Units that are attributable to profits on the sale of a U.S. real property interest may also be subject to U.S. withholding tax. Also, non-U.S. holders may be subject to 30% withholding on allocations of our income that are U.S. source fixed or determinable annual or periodic income under the Code, unless an exemption from or a reduced rate of such withholding applies (under an applicable treaty of the Code) and certain tax status information is provided. Finally, if we are treated as being engaged in a U.S. trade or business, a portion of any gain recognized by non U.S. holders on the sale or exchange of Series A Preferred Units may be treated for U.S. federal income tax purposes as ECI, and hence such non-U.S. holders could be subject to U.S. federal income tax on the sale or exchange of Series A Preferred Units.

         Holders of our units may be subject to state, local and foreign taxes and return filing requirements as a result of owning such units.

        In addition to U.S. federal income taxes, holders of our units may be subject to other taxes, including state, local and foreign taxes, and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if the holders of our units do not reside in any of those jurisdictions. Holders of our units may be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions in the U.S. and abroad. Further, holders of our units may be subject to penalties for failure to comply with those requirements. It is the responsibility of each unitholder to file all U.S. federal, state, local and foreign tax returns that may be required of such unitholder. In addition, our investments in real assets may expose unitholders to additional adverse tax consequences.

         An investment in our Series A Preferred Units is not an investment in any of our funds, and the assets and revenues of our funds are not directly available to us.

        Our Series A Preferred Units are only securities of KKR & Co. L.P., the holding company of the KKR business. While our historical consolidated and combined financial information includes financial information, including assets and revenues, of certain funds on a consolidated basis, and our future financial information will continue to consolidate certain of these funds, such assets and revenues are available to the fund and not to us except to a limited extent through management fees, carried interest or other incentive income, distributions and other proceeds arising from agreements with funds.

Risks Related to Our Organizational Structure

         Potential conflicts of interest may arise among our Managing Partner, our affiliates and us. Our Managing Partner and its affiliates have limited fiduciary duties to us and the holders of KKR Group Partnership Units, which may permit them to favor their own interests to our detriment and that of the holders of KKR Group Partnership Units.

        Our Managing Partner, which is our general partner, manages the business and affairs of our business, and is governed by a board of directors that is co-chaired by our founders, who also serve as our Co-Chief Executive Officers. Conflicts of interest may arise among our Managing Partner and its affiliates, on the one hand, and us and our unitholders, including holders of our preferred units, on the other hand. As a result of these conflicts, our Managing Partner may favor its own interests and the interests of its affiliates over us and our unitholders. These conflicts include, among others, the following:

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  Our Managing Partner is controlled by our senior principals, who, directly or indirectly, hold a substantial number of our common units and securities exchangeable into such common units, which have different rights and interests than the Series A Preferred Units;

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  Our Managing Partner indirectly through its holding of controlling entities determines the amount and timing of the KKR Group Partnership's investments and dispositions, cash expenditures, including those relating to compensation, indebtedness, issuances of additional partner interests, tax liabilities and amounts of reserves, each of which can affect the amount of cash that is available for distribution to holders of KKR Group Partnership Units;

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  Our Managing Partner is allowed to take into account the interests of parties other than us in resolving conflicts of interest, which has the effect of limiting its duties, including fiduciary duties, to us. For example, our affiliates that serve as the general partners of our funds or as broker-dealers have fiduciary and contractual obligations to our fund investors or other third parties. Such obligations may cause such affiliates to regularly take actions with respect to the allocation of investments among our investment funds (including funds that have different fee structures), the purchase or sale of investments in our investment funds, the structuring of investment transactions for those funds and the advice and services we provide that comply with these fiduciary and contractual obligations but that might adversely affect our near-term results of operations or cash flow. Our Managing Partner will have no obligation to intervene in, or to notify us of, such actions by such affiliates;

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  Because our principals indirectly hold KKR Group Partnership Units through KKR Holdings L.P. and its subsidiaries, which are not subject to corporate income taxation and we hold some of the KKR Group Partnership Units through one or more wholly-owned subsidiaries that are taxable as a corporation, conflicts may arise between our principals and us relating to the selection and structuring of investments or transactions, declaring distributions and other matters; without limiting the foregoing, certain investments made by us or through our funds may be determined to be held through KKR Management Holdings L.P., which would result in less taxation to our principals who are limited partners in KKR Holdings as compared to our unitholders;

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  Our Managing Partner, including its directors and officers, has limited its and their liability and reduced or eliminated its and their duties, including fiduciary duties, under our partnership agreement to the fullest extent permitted by law, while also restricting the remedies available to holders of preferred units for actions that, without these limitations, might constitute breaches of duty, including fiduciary duties. In addition, we have agreed to indemnify our Managing Partner, including its directors and officers, and our Managing Partner's affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct;

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  Our partnership agreement does not restrict our Managing Partner from paying us or our affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as the terms of any such additional contractual arrangements are fair and reasonable to us as determined under our partnership agreement. Neither our limited partnership agreement nor any of the other agreements, contracts and arrangements between us on the one hand, and our Managing Partner and its affiliates on the other, are or will be the result of arm's-length negotiations. The conflicts committee will be responsible for, among other things, enforcing our rights and those of our unitholders under certain agreements against KKR Holdings and certain of its subsidiaries and designees, a general partner or limited partner of KKR Holdings, or a person who holds a partnership or equity interest in the foregoing entities;

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  Our Managing Partner and its affiliates will have no obligation to permit us to use any facilities or assets of our Managing Partner and its affiliates, except as may be provided in contracts entered into specifically dealing with such use. There will not be any obligation of our Managing Partner and its affiliates to enter into any contracts of this kind;

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  Our Managing Partner determines how much debt we incur and that decision may adversely affect any credit ratings we receive;

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  Our Managing Partner determines which costs incurred by it and its affiliates are reimbursable by us;

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  Other than as set forth in the confidentiality and restrictive covenant agreements, which in certain cases may only be agreements between our principals and KKR Holdings and which may not be enforceable by us or otherwise waived, modified or amended, affiliates of our Managing Partner and existing and former personnel employed by our Managing Partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us;

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  Our Managing Partner controls the enforcement of obligations owed to the KKR Group Partnerships by us and our affiliates; and

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  Our Managing Partner or our Managing Partner's conflicts committee decides whether to retain separate counsel, accountants or others to perform services for us.

         Certain actions by our Managing Partner's board of directors require the approval of the Class A shares of our Managing Partner, all of which are held by our senior employees.

        All of our Managing Partner's outstanding limited liability company interests designated as Class A shares, or Class A shares, are held by our senior employees. Although the affirmative vote of a majority of the directors of our Managing Partner is required for any action to be taken by our Managing Partner's board of directors, certain specified actions approved by our Managing Partner's board of directors will also require the approval of a majority of the Class A shares of our Managing Partner. These actions consist of the following:

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  the entry into a debt financing arrangement by us in an amount in excess of 10% of our existing long-term indebtedness (other than the entry into certain intercompany debt financing arrangements);

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  the issuance by our partnership or our subsidiaries of any securities that would (i) represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 5% on a fully diluted, as converted, exchanged or exercised basis, of any class of our or their equity securities or (ii) have designations, preferences, rights, priorities or powers that are more favorable than those of KKR Group Partnership Units;

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  the adoption by us of an equity rights plan;

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  the amendment of our limited partnership agreement or the limited partnership agreements of the KKR Group Partnerships;

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  the exchange or disposition of all or substantially all of our assets or the assets of any KKR Group Partnership;

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  the merger, sale or other combination of the partnership or any KKR Group Partnership with or into any other person;

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  the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the KKR Group Partnerships;

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  the appointment or removal of a Chief Executive Officer or a Co-Chief Executive Officer of our Managing Partner or our partnership;

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  the termination of the employment of any of our officers or the officers of any of our subsidiaries or the termination of the association of a partner with any of our subsidiaries, in each case, without cause;

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  the liquidation or dissolution of the partnership, our Managing Partner or any KKR Group Partnership; and

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  the withdrawal, removal or substitution of our Managing Partner as our general partner or any person as the general partner of a KKR Group Partnership, or the transfer of beneficial ownership of all or any part of a general partner interest in our partnership or a KKR Group Partnership to any person other than one of its wholly-owned subsidiaries.

        In addition, holders representing a majority of the Class A shares of our Managing Partner have the authority to unilaterally appoint our Managing Partner's directors and also have the ability to appoint the officers of our Managing Partner. However, if distributions on the Series A Preferred Units have not been declared and paid for the equivalent of six or more quarterly distribution periods, whether or not consecutive, holders of the Series A Preferred Units, together with holders of any other series of parity units then outstanding, will be entitled to vote for the election of two additional directors to the board of directors of our Managing Partner, subject to the terms and to the limited extent described under "Description of the Series A Preferred Units—Voting Rights." Messrs. Henry Kravis and George Roberts, as the designated members of our Managing Partner, represent a majority of the total voting power of the outstanding Class A shares, when they act together. However, neither of them controls the voting of the Class A shares, when acting alone.

         We are a Delaware limited partnership, and there are certain provisions in our limited partnership agreement regarding exculpation and indemnification of our officers and directors that differ from the Delaware General Corporation Law (DGCL) in a manner that may be less protective of the interests of our unitholders.

        Our limited partnership agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us. However, under the DGCL, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividend, or (iv) a transaction from which the director derived an improper personal benefit. In addition, our limited partnership agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent provided by law. However, under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful. Accordingly, our limited partnership agreement may be less protective of the interests of our unitholders, when compared to the DGCL, insofar as it relates to the exculpation and indemnification of our officers and directors.

         As a limited partnership, we qualify for some exemptions from the corporate governance and other requirements of the NYSE.

        We are a limited partnership and, as a result, qualify for exceptions from certain corporate governance and other requirements of the rules of the NYSE. Pursuant to these exceptions, limited partnerships may elect, and we have elected, not to comply with certain corporate governance requirements of the NYSE, including the requirements: (i) that the listed company have a nominating and corporate governance committee that is composed entirely of independent directors; (ii) that the listed company have a compensation committee that is composed entirely of independent directors and (iii) that the compensation committee be required to consider certain independence factors when engaging compensation consultants, legal counsel and other committee advisers. Accordingly, you do not have the same protections afforded to equity holders of entities that are subject to all of the corporate governance requirements of the NYSE.

USE OF PROCEEDS

        The net proceeds from this offering will be approximately $289,617,900 (or approximately $333,200,400 if the underwriters exercise in full their over-allotment option), after deducting the underwriting discount and estimated offering expenses payable by us.

        We intend to contribute the net proceeds from the sale of the Series A Preferred Units to the KKR Group Partnerships. In exchange, we expect that each KKR Group Partnership will issue to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Units. See "Description of the Series A Preferred Units—Mirror Units" in this prospectus supplement.

        We intend to use the net proceeds for general corporate purposes, including to fund acquisitions and investments.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of December 31, 2015:

  •
  on an actual basis; and

  •
  as adjusted to reflect the offering of the Series A Preferred Units and the application of the net proceeds as described under "Use of Proceeds" in this prospectus supplement, assuming that the underwriters do not exercise their over-allotment option.

        This table should be read in conjunction with the information contained under the heading "Use of Proceeds" in this prospectus supplement, and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in our consolidated financial statements and notes thereto, each of which is in our annual report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus supplement.

	As of December 31, 2015
	Actual	As adjusted
	(Unaudited)
	(Dollars in Thousands)
Debt Obligations(1):
Revolving credit facilities	—	—
KKR senior notes(2)	2,000,000	2,000,000
Total borrowings	2,000,000	2,000,000
Preferred Unitholders' Equity:
Preferred units, none issued and outstanding as of December 31, 2015 (12,000,000 issued and outstanding as adjusted)	—	300,000
Debt Obligations and Preferred Equity of KKR Financial Holdings LLC (KFN)(3):
KFN debt obligations	657,310	657,310
KFN preferred unitholders' equity	373,750	373,750
Total Debt Obligations and Preferred Unitholders' Equity	3,031,060	3,331,060
Book Value	9,979,229	9,979,229

Total Capitalization	$13,010,289	$13,310,289

(1)
Excludes (i) fund financing facilities established for the benefit of certain KKR investment funds and (ii) debt securities issued by collateralized financing entities ("CFE's"). These debt obligations have been omitted since the borrowings are supported solely by the assets held at the investment fund or CFE and are not collateralized by the assets of the KKR Group Partnerships beyond KKR's pro-rata interest in these entities (if any).

(2)
KKR senior notes refers to (i) the 6.375% Senior Notes due 2020 issued by KKR Group Finance Co. LLC, (ii) the 5.500% Senior Notes due 2043 issued by KKR Group Finance Co. II LLC and (iii) the 5.125% Senior Notes due 2044 issued by KKR Group Finance Co. III LLC, and in each case, guaranteed by KKR & Co. L.P. and the KKR Group Partnerships.

(3)
KFN's debt obligations and preferred unitholders' equity are non-recourse to the KKR Group Partnerships beyond the assets of KFN.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following tables set forth our selected historical consolidated financial data as of and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011. We derived the selected historical consolidated financial data as of December 31, 2015 and 2014 and for the years ending December 31, 2015, 2014 and 2013 from the audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. We derived the selected historical consolidated financial data as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2012 and 2011 from our audited consolidated financial statements which are not incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the following data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,
	2015	2014	2013	2012	2011
	(Amounts are in thousands, except unit and per unit data)
Statement of Operations Data:
Fees and Other	$1,043,768	$1,110,008	$762,546	$568,442	$723,620
Less: Total Expenses	1,871,225	2,196,067	1,767,138	1,598,788	1,214,005
Total Investment Income (Loss)	6,169,125	6,544,748	8,896,746	9,101,995	1,456,116

Income (Loss) Before Taxes	5,341,668	5,458,689	7,892,154	8,071,649	965,731
Less: Income Taxes	66,636	63,669	37,926	43,405	89,245

Net Income (Loss)	5,275,032	5,395,020	7,854,228	8,028,244	876,486
Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	(4,512)	(3,341)	62,255	34,963	4,318
Net Income (Loss) Attributable to Noncontrolling Interests and Appropriated Capital	4,791,062	4,920,750	7,100,747	7,432,445	870,247

Net Income (Loss) Attributable to KKR & Co. L.P.	$488,482	$477,611	$691,226	$560,836	$1,921

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$1.09	$1.25	$2.51	$2.35	$0.01
Diluted	$1.01	$1.16	$2.30	$2.21	$0.01
Weighted Average Common Units Outstanding
Basic	448,884,185	381,092,394	274,910,628	238,503,257	220,235,469
Diluted	482,699,194	412,049,275	300,254,090	254,093,160	222,519,174
Statement of Financial Condition Data (period end):
Total Assets	$71,057,759	$65,872,745	$51,427,201	$44,426,353	$40,377,645
Total Liabilities	$21,590,174	$14,168,684	$4,842,383	$3,020,899	$2,692,995
Redeemable Noncontrolling Interests	$188,629	$300,098	$627,807	$462,564	$275,507
Noncontrolling Interests	$43,731,774	$46,004,377	$43,235,001	$38,938,531	$36,080,445
Appropriated Capital	$—	$16,895	$—	$—	$—
Total KKR & Co. L.P. Partners' Capital(1)	$5,547,182	$5,382,691	$2,722,010	$2,004,359	$1,328,698

(1)
Total KKR & Co. L.P. partners' capital reflects only the portion of equity attributable to KKR & Co. L.P. (55.9% interest in the KKR Group Partnerships as of December 31, 2015) and differs from book value reported on a segment basis primarily as a result of the inclusion of the equity impact of KKR Management Holdings Corp. and allocations of equity to KKR Holdings. KKR Holdings' 44.1% interest in the KKR Group Partnerships as of December 31, 2015 is reflected as noncontrolling interests and is not included in total KKR & Co. L.P. partners' capital.

	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
	(Amounts in thousands, except unit data)
Assets
Cash and Cash Equivalents	$1,047,740	$918,080	$1,306,383	$1,230,464	$843,261
Cash and Cash Equivalents Held at Consolidated Entities	1,472,120	1,372,775	440,808	587,174	930,886
Restricted Cash and Cash Equivalents	267,628	102,991	57,775	87,627	89,828
Investments	65,305,931	60,167,626	47,383,697	40,697,848	37,495,360
Due from Affiliates	139,783	147,056	143,908	122,185	149,605
Other Assets	2,824,557	3,164,217	2,094,630	1,701,055	868,705

Total Assets	$71,057,759	$65,872,745	$51,427,201	$44,426,353	$40,377,645

Liabilities and Equity
Debt Obligations	$18,730,017	$10,837,784	$1,908,606	$1,123,414	$1,564,716
Due to Affiliates	144,807	131,548	93,851	72,830	43,062
Accounts Payable, Accrued Expenses and Other Liabilities	2,715,350	3,199,352	2,839,926	1,824,655	1,085,217

Total Liabilities	21,590,174	14,168,684	4,842,383	3,020,899	2,692,995

Commitments and Contingencies
Redeemable Noncontrolling Interests	188,629	300,098	627,807	462,564	275,507

Equity
KKR & Co. L.P. Partners' Capital (457,834,875, 433,330,540, 288,143,327, 253,363,691 and 227,150,182 common units issued and outstanding as of December 31, 2015, 2014, 2013, 2012 and 2011, respectively)	5,575,981	5,403,095	2,727,909	2,008,965	1,330,887
Accumulated Other Comprehensive Income (Loss)	(28,799)	(20,404)	(5,899)	(4,606)	(2,189)

Total KKR & Co. L.P. Partners' Capital	5,547,182	5,382,691	2,722,010	2,004,359	1,328,698
Noncontrolling Interests	43,731,774	46,004,377	43,235,001	38,938,531	36,080,445
Appropriated Capital	—	16,895	—	—	—

Total Equity	49,278,956	51,403,963	45,957,011	40,942,890	37,409,143

Total Liabilities and Equity	$71,057,759	$65,872,745	$51,427,201	$44,426,353	$40,377,645

DESCRIPTION OF THE SERIES A PREFERRED UNITS

        The following description of the particular terms of the Series A Preferred Units supplements the description of the general terms and provisions of preferred units in the accompanying prospectus. The following description is a summary and it does not describe every aspect of the Series A Preferred Units. Our limited partnership agreement, which has been or will be filed as an exhibit to the registration statement of which this prospectus supplement is a part and which is incorporated by reference in this prospectus supplement, contains the full legal text of the matters described in this section. This summary is qualified by the limited partnership agreement. Therefore, you should read carefully the detailed provisions of the limited partnership agreement. As used in this section, "we," "us" and "our" mean KKR & Co. L.P., a Delaware limited partnership, and its successors, but not any of its subsidiaries. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in such limited partnership agreement, and those definitions are incorporated herein by reference.

        The Series A Preferred Units are a single series of authorized preferred units consisting of 12,000,000 units (or 13,800,000 units if the underwriters of this offering exercise their over-allotment option in full), all of which are being initially offered hereby. Our limited partnership agreement permits our Managing Partner to authorize the issuance of an unlimited number of preferred units, in one or more classes or series without action by holders of outstanding common or preferred units. We may from time to time, without notice to or the consent of holders of the Series A Preferred Units, issue equity securities that rank equally with or junior to the Series A Preferred Units. We may also from time to time, without notice to or consent of holders of the Series A Preferred Units, issue additional Series A Preferred Units. The additional Series A Preferred Units would form a single series with the Series A Preferred Units offered hereby.

Distributions

        Distributions on the Series A Preferred Units will be payable when, as and if declared by the board of directors of our Managing Partner out of funds legally available, at a rate per annum equal to 6.75% of the $25.00 liquidation preference per unit. The liquidation preference per unit for purposes of calculating distributions will not be adjusted for any changes to the capital account balance per unit as described below under "—Amount Payable in Liquidation."

        Distributions on the Series A Preferred Units will be payable quarterly on March 15, June 15, September 15 and December 15 of each year (each, a "distribution payment date"), beginning June 15, 2016, when, as and if declared by the board of directors of our Managing Partner. If any of those dates is not a business day, then distributions will be payable on the next succeeding business day. The amount of distributions payable for the initial distribution period and any period shorter than a full distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period. Declared distributions will be payable on the relevant distribution payment date to holders of record as they appear on our register at the close of business, New York City time, on the March 1, June 1, September 1 and December 1, as the case may be, immediately preceding the relevant distribution payment date (each, a "record date"). These record dates will apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions will be payable on the relevant distribution payment date to holders of record as they appear on our register at the close of business, New York City time on the business day immediately preceding such record date. A "business day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

        Distributions on the Series A Preferred Units are non-cumulative. Accordingly, if the board of directors of our Managing Partner does not declare a distribution before the scheduled record date for any distribution period, we will not make a distribution in that distribution period, whether or not distributions on the Series A Preferred Units are declared or paid for any future distribution period.

        The Series A Preferred Units will rank senior to our common units with respect to the payment of distributions to the extent provided in our limited partnership agreement. Unless distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Units for the then-current quarterly distribution period, no distribution may be declared or paid or set apart for payment on our common units (or on any of our other equity securities that we may issue in the future ranking, as to the payment of distributions, junior to the Series A Preferred Units (together with our common units, "junior units")) for the then-current quarterly distribution period, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration our common units (or any junior unit). However, for a subsequent distribution period, payments on junior units can be made again as long as distributions have been made on the Series A Preferred Units for that period (even if no distributions have been made in one or more prior periods).

        The board of directors of our Managing Partner, or a duly authorized committee thereof, may, in its discretion, choose to pay distributions on the Series A Preferred Units without the payment of any distributions on our junior units. No distributions may be declared or paid or set apart for payment on any Series A Preferred Units if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of our senior units (defined below), if any are issued.

        When distributions are not paid (or duly provided for) on any distribution payment date (or, in the case of parity units (as defined below) having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related distribution period (as defined below) for the Series A Preferred Units) in full upon the Series A Preferred Units or any parity units, all distributions declared upon the Series A Preferred Units and all such parity units payable on such distribution payment date (or, in the case of parity units having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related distribution period for the Series A Preferred Units) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per unit on the Series A Preferred Units and all accumulated unpaid distributions on all parity units payable on such distribution payment date (or in the case of non-cumulative parity units, unpaid distributions for the then-current distribution period (whether or not declared) and in the case of parity units having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Units, on a distribution payment date falling within the related distribution period for the Series A Preferred Units) bear to each other.

        A "distribution period" is the period from and including a distribution payment date to, but excluding, the next distribution payment date, except that the initial distribution period will commence on and include the original issue date of the Series A Preferred Units.

Ranking

        The Series A Preferred Units will rank senior to our junior units with respect to payment of distributions and distribution of our assets upon our liquidation, dissolution or winding up.

        The Series A Preferred Units will rank equally with any of our equity securities, including preferred units, that we may issue in the future, the terms of which provide that such securities will rank equally with the Series A Preferred Units with respect to payment of unit distributions and distribution of our assets upon our liquidation, dissolution or winding up ("parity units").

        The Series A Preferred Units will rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred units, that we may issue in the future, the terms of which provide that such securities will rank senior to the Series A Preferred Units with respect to payment of unit distributions and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, "senior units"). We currently have no senior units outstanding. While any Series A Preferred Units are outstanding, we may not authorize or create any class or series of senior units without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Units and all other series of voting preferred units (defined below), acting as a single class. See "—Voting Rights" below for a discussion of the voting rights applicable if we seek to create any class or series of senior units.

Maturity

        The Series A Preferred Units do not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Units. Accordingly, the Series A Preferred Units will remain outstanding indefinitely unless we decide to redeem or repurchase them.

Optional Redemption

        We may not redeem the Series A Preferred Units prior to June 15, 2021 except as provided below under "—Change of Control Redemption." At any time or from time to time on or after June 15, 2021 we may, at our option, redeem the Series A Preferred Units, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a price of $25.00 per Series A Preferred Unit plus declared and unpaid distributions, if any, to, but excluding, the redemption date, without payment of any undeclared distributions. If we choose to redeem less than all of the Series A Preferred Units, we will either determine the Series A Preferred Units to be redeemed by lot or pro rata. Once proper notice has been given and so long as funds sufficient to pay the redemption price for all of the Series A Preferred Units called for redemption have been set aside for payment, from and after the redemption date, distributions on the Series A Preferred Units called for redemption will cease to accrue and such Series A Preferred Units called for redemption will no longer be deemed outstanding, and all rights of the holders thereof will cease other than the right to receive the redemption price, without interest.

        Holders of the Series A Preferred Units will have no right to require the redemption of the Series A Preferred Units.

Change of Control Redemption

        If a Change of Control Event (defined below) occurs prior to June 15, 2021, we may, at our option, upon at least 30 days' notice following the occurrence of such Change of Control Event, redeem the Series A Preferred Units, in whole but not in part, within 60 days of the occurrence of such Change of Control Event, at a price of $25.25 per Series A Preferred Unit, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions.

        If (i) a Change of Control Event occurs (whether before, on or after June 15, 2021) and (ii) we do not give notice prior to the 31st day following the Change of Control Event to redeem all the outstanding Series A Preferred Units, the distribution rate per annum on the Series A Preferred Units will increase by 5.00%, beginning on the 31st day following such Change of Control Event.

        "Below Investment Grade Rating Event" means the rating on any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, our long-term issuer rating) is lowered in respect of a Change of Control and any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, our long-term issuer rating) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, our long-term issuer rating) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). We will request the Rating Agencies to make such confirmation in connection with any Change of Control.

        "Change of Control" means the occurrence of the following:

  •
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the KKR Issuer Group taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision), other than to a Continuing KKR Person; or

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing KKR Person, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in (i) KKR & Co. L.P. or (ii) one or more of KKR & Co. L.P., the KKR Group Partnerships and any other entity that, as of the relevant time, is a guarantor to any series of KKR Senior Notes that together hold all or substantially all of the assets of the KKR Issuer Group taken as a whole.

        "Change of Control Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing KKR Person" means, immediately prior to and immediately following any relevant date of determination, (i) an individual who (a) is an executive of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Change of Control, or (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests.

        "Fitch" means Fitch Ratings Inc. or any successor thereto.

        "Investment Grade" means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, ceases to assign a long-term issuer rating to us) for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

        "KKR Group" means the KKR Group Partnerships, the direct and indirect parents (including, without limitation, general partners) of the KKR Group Partnerships, or the "Parent Entities," any direct or indirect subsidiaries of the Parent Entities or the KKR Group Partnerships, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group or a "KKR Fund," and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment.

        "KKR Issuer Group" means KKR & Co. L.P., the KKR Group Partnerships and any other entity that, as of the relevant time, is a guarantor to any series of KKR Senior Notes, and their direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

        "KKR Senior Notes" means (i) the 6.375% Senior Notes due 2020 issued by KKR Group Finance Co. LLC, (ii) the 5.500% Senior Notes due 2043 issued by KKR Group Finance Co. II LLC and (iii) the 5.125% Senior Notes due 2044 issued by KKR Group Finance Co. III LLC, or similar series of senior unsecured debt securities, and in each case, guaranteed by KKR & Co. L.P. and the KKR Group Partnerships.

        "Rating Agency" means:

  •
  each of Fitch and S&P; and

  •
  if either of Fitch or S&P ceases to rate any series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, ceases to assign a long-term issuer rating to us) or fails to make a rating of any series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, our long-term issuer rating) publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch or S&P, or both, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

        The Change of Control Redemption feature of the Series A Preferred Units may, in certain circumstances, make more difficult or discourage a sale or takeover of our partnership or a KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

Voting Rights

        Except as indicated below, the holders of the Series A Preferred Units will have no voting rights.

        If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Units have not been declared and paid (a "Nonpayment"), the number of directors then constituting the board of directors of our Managing Partner will be increased by two and the holders of the Series A Preferred Units, voting together as a single class with the holders of any other series of parity units then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the "voting preferred units"), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Units and such voting preferred units. When quarterly distributions have been declared and paid on the Series A Preferred Units for four consecutive quarters following the Nonpayment, the right of the holders of the Series A Preferred Units and the voting preferred units to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting the board of directors of our Managing Partner will be reduced accordingly. However, the right of the holders of the Series A Preferred Units and the voting preferred units to elect two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above.

        The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Units and all other series of voting preferred units, acting as a single class regardless of series, either at a meeting of unitholders or by written consent, is required in order:

  (i)
  to amend, alter or repeal any provisions of our limited partnership agreement relating to the Series A Preferred Units or other series of voting preferred units, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Units or the voting preferred units, unless in connection with any such amendment, alteration or repeal, each Series A Preferred Unit and voting preferred unit remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred units of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series A Preferred Units or the voting preferred units, as the case may be, or

  (ii)
  to authorize, create or increase the authorized amount of, any class or series of preferred units having rights senior to the Series A Preferred Units with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of voting preferred units (including the Series A Preferred Units for this purpose), only the consent of the holders of at least two-thirds of the outstanding units of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the voting preferred units (including the Series A Preferred Units for this purpose) as a class.

        However, we may create additional series or classes of parity units and junior units and issue additional series of parity units and junior units without the consent of any holder of the Series A Preferred Units.

        In addition, if at any time any person or group (other than our Managing Partner and its affiliates, or a direct or subsequently approved transferee of our Managing Partner or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of the Series A Preferred Units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes.

Amount Payable in Liquidation

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our partnership ("Liquidation"), each holder of the Series A Preferred Units will be entitled to a payment out of our assets available for distribution to the holders of the Series A Preferred Units following the satisfaction of all claims ranking senior to the Series A Preferred Units. Such payment will equal the sum of the $25.00 liquidation preference per Series A Preferred Unit and declared and unpaid distributions, if any, to, but excluding, the date of Liquidation (the "Preferred Unit Liquidation Value"), to the extent that we have sufficient gross income (excluding any gross income attributable to the sale or exchange of capital assets) in the year of Liquidation and in the prior years in which the Series A Preferred Units have been outstanding to ensure that each holder of Series A Preferred Units will have a capital account balance equal to the Preferred Unit Liquidation Value.

        The capital account balance for each Series A Preferred Unit will equal $25.00 initially and will be increased each year by an allocation of gross ordinary income recognized by us (including any gross ordinary income recognized in the year of Liquidation). We refer to our gross income (excluding any gross income attributable to the sale or exchange of capital assets) as our "gross ordinary income." The allocations of gross ordinary income to the capital account balances for the Series A Preferred Units in any year will not exceed the sum of the amount of distributions paid on the Series A Preferred Units during such year and, to the extent the amount of our distributions in prior years exceeded the cumulative gross ordinary income allocated to the capital account balances for the Series A Preferred Units in those years, the amount of such excess for all prior years. If the board of directors of our Managing Partner declares a distribution on the Series A Preferred Units, the amount of the distribution paid on each such Series A Preferred Unit will be deducted from the capital account balance for such Series A Preferred Unit, whether or not such capital account balance received an allocation of gross ordinary income in respect of such distribution. The allocation of gross ordinary income to the capital account balances for the Series A Preferred Units is intended to entitle the holders of the Series A Preferred Units to a preference over the holders of outstanding common units upon our Liquidation, to the extent required to permit each holder of a Series A Preferred Unit to receive the Preferred Unit Liquidation Value in respect of such unit. If, however, we were to have insufficient gross ordinary income to achieve this result, holders of Series A Preferred Units would be entitled, upon Liquidation, to less than the Preferred Unit Liquidation Value and may receive less than $25.00 per Series A Preferred Unit.

        After each holder of Series A Preferred Units receives a payment equal to the capital account balance for such holder's units (even if such payment is less than the Preferred Unit Liquidation Value of such holder's units), holders will not be entitled to any further participation in any distribution of our assets.

        Based on current information, we believe we will have sufficient gross ordinary income in calendar year 2016 to ensure that holders of Series A Preferred Units will have capital account balances that entitle each holder, upon Liquidation, to the Preferred Unit Liquidation Value, but no assurance can be provided regarding the level of our calendar year 2016 gross ordinary income or of our future gross ordinary income. In our 2015 and 2014 taxable years, our gross ordinary income was approximately $941 million and $1.04 billion respectively.

        If upon any Liquidation, the amounts payable with respect to the Series A Preferred Units and any other outstanding series of parity units are not paid in full, then the holders of the Series A Preferred Units and the holders of such parity units will share equally and ratably in any distribution of our assets in proportion to the full distributable amounts to which each such holder is entitled.

        Neither the sale, conveyance, exchange or transfer, for cash, units of capital stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of our partnership with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into our partnership will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our partnership, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. We refer to the foregoing transactions as "Permitted Transfers." In addition, no payment will be made to the holders of the Series A Preferred Units pursuant to this "—Amount Payable in Liquidation" section (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of our subsidiaries or upon any reorganization of our partnership into another limited liability entity pursuant to provisions of our limited partnership agreement that allow us to convert, merge or convey our assets to another limited liability entity with or without limited partner approval (including a merger or conversion of our partnership into a corporation if the Managing Partner determines in its sole discretion that it is no longer in the interests of our partnership to continue as a partnership for U.S. federal income tax purposes) or (ii) if our partnership engages in a reorganization or other transaction in which a successor to our partnership issues equity securities to the holders of the Series A Preferred Units that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Units pursuant to provisions of our limited partnership agreement that allow us to do so without limited partner approval. We refer to the foregoing transactions as "Permitted Reorganizations."

No Conversion Rights

        The Series A Preferred Units will not be convertible into common units or any other class or series of interests or any other security.

Mirror Units

        We intend to contribute the net proceeds from the sale of the Series A Preferred Units to the KKR Group Partnerships. In consideration of our contribution, each KKR Group Partnership will issue to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Units, which we refer to as the GP Mirror Units. The terms of the GP Mirror Units will provide that unless distributions have been declared and paid or declared and set apart for payment on all GP Mirror Units issued by each KKR Group Partnership for the then-current quarterly distribution period, then during such quarterly distribution period only, each KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the GP Mirror Units also will provide that, in the event that any KKR Group Partnership liquidates, dissolves or winds up, no KKR Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the GP Mirror Units unless the outstanding liquidation preference on all outstanding GP Mirror Units of each KKR Group Partnership have been repaid via redemption or otherwise. The foregoing would not apply to (i) a Substantially All Merger or a Substantially All Sale whereby a KKR Group Partnership is the surviving Person or the Person formed by such transaction is organized under the laws of a Permitted Jurisdiction and has expressly assumed all of the obligations under the GP Mirror Units, (ii) the sale or disposition of a KKR Group Partnership (whether by merger, consolidation or the sale of all or substantially all of its assets) if such sale or disposition is not a Substantially All Merger or Substantially All Sale, (iii) the sale or disposition of a KKR Group Partnership should such KKR Group Partnership not constitute a "significant subsidiary" under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iv) an event where the Series A Preferred Units have been fully redeemed pursuant to the terms of our limited partnership agreement or if proper notice of redemption of the Series A Preferred Units has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Units called for redemption have been set aside for payment pursuant to the terms of our limited partnership agreement, (v) transactions where the assets of the KKR Group Partnership being liquidated, dissolved or wound up are immediately contributed to another KKR Group Partnership, and (vi) with respect to a KKR Group Partnership, a Permitted Transfer or a Permitted Reorganization.

        A "Permitted Jurisdiction" means the United States or any state thereof, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, any other member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity including government or political subdivision or an agency or instrumentality thereof.

        "Substantially All Merger" means a merger or consolidation of one or more KKR Group Partnerships with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the KKR Group Partnerships taken as a whole to a Person that is not a KKR Group Partnership immediately prior to such transaction.

        "Substantially All Sale" means a sale, assignment, transfer, lease or conveyance, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the KKR Group Partnerships taken as a whole to a Person that is not a KKR Group Partnership immediately prior to such transaction.

Transfer Agent, Registrar and Paying Agent

        American Stock Transfer & Trust Company, LLC will be the transfer agent, registrar and paying agent for the Series A Preferred Units.

BOOK-ENTRY, DELIVERY, AND FORM

        The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the Series A Preferred Units. The Series A Preferred Units will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

        DTC has advised us that: DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of Series A Preferred Units under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Units on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Unit ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series A Preferred Units are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Units, except in the event that use of the book-entry system for the Series A Preferred Units is discontinued.

        To facilitate subsequent transfers, all Series A Preferred Units deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Series A Preferred Units with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Units; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Units are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the Series A Preferred Units within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Series A Preferred Units unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Series A Preferred Units are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds and distributions on the Series A Preferred Units will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or American Stock Transfer & Trust Company, LLC on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        Except as provided herein, a Beneficial Owner of the Series A Preferred Units will not be entitled to receive physical delivery of the Series A Preferred Units. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Series A Preferred Units. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Series A Preferred Units.

        DTC may discontinue providing its services as depository with respect to the Series A Preferred Units at any time by giving us reasonable notice. Under such circumstances, in the event that a successor depository is not obtained, unit certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, unit certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This summary supplements the discussion contained under the caption "Material U.S. Federal Tax Considerations" in the accompanying prospectus and should be read in conjunction therewith. Potential holders of Series A Preferred Units are encouraged to consult their own tax advisors regarding the U.S. federal income tax considerations applicable to the acquisition, ownership, and disposition of the Series A Preferred Units.

  Classification of KKR & Co. L.P.

        We are a publicly traded partnership for U.S. federal income tax purposes. Our Managing Partner has adopted a set of investment policies and procedures that govern the types of investments we can make (and income we can earn), including structuring certain investments through entities, such as our intermediate holding company, classified as corporations for U.S. federal income tax purposes (as discussed further below), to ensure that we will meet the "qualifying income exception" under the publicly traded partnership rules in each taxable year. See "Material U.S. Federal Tax Consequences—Taxation of Our Partnership."

  Treatment of the Series A Preferred Units; Allocation of Profits and Losses

        We will treat the Series A Preferred Units as partnership interests in us that will be subject to the tax considerations generally discussed in the accompanying prospectus under "Material U.S. Federal Tax Considerations—Consequences to U.S Holders of Units." In general, we will specially allocate to the Series A Preferred Units items of our gross ordinary income in an amount equal to the distributions paid in respect of the Series A Preferred Units during the taxable year. The gross ordinary income allocated to a holder of Series A Preferred Units will generally have the same character as our gross ordinary income (e.g., interest, dividends, rents from real property, UBTI, etc.). To the extent our distributions in prior years exceeded the cumulative gross ordinary income allocated to the Series A Preferred Units, we will allocate additional gross ordinary income to the Series A Preferred Units until such excess is eliminated. In such circumstance, the gross income allocated to holders of the Series A Preferred Units during a taxable year would exceed the distributions to the Series A Preferred Units during such taxable year. However, we expect to have sufficient gross ordinary income each taxable year to be able to allocate gross ordinary income to the Series A Preferred Units in an amount equal to the distributions paid on the Series A Preferred Units.

        As described in "Material U.S. Federal Tax Considerations—Consequences to U.S. Holders of Units" in the accompanying prospectus, allocations of our items of income, gain, loss, deduction and credit will be determined in accordance with our limited partnership agreement, provided such allocations either have "substantial economic effect" or are determined to be in accordance with such holder's interest in us. No assurance can be provided that our allocation of gross ordinary income in respect of the Series A Preferred Units will be treated as having "substantial economic effect" or will be treated as being in accordance with such holder's interest in us.

        We will treat any distribution on the Series A Preferred Units as a distribution on a partnership interest subject to the treatment discussed in "Material U.S. Federal Tax Considerations—Consequences to U.S. Holders of Units—Treatment of Distributions" in the accompanying prospectus. If the distributions paid to a holder of Series A Preferred Units in a taxable year exceed the amount of the gross ordinary income allocated to such holder, then the holder's capital account balance will be reduced by the excess, which would affect the amount that the holder of Series A Preferred Units would receive on Liquidation. As described above, in the event that this results in the cumulative distributions exceeding the cumulative gross ordinary income allocated to the Series A Preferred Units, we will allocate additional gross ordinary income in future years until such excess is eliminated, which would increase the capital account balance of the holder of Series A Preferred Units. As noted above, we expect to have sufficient gross ordinary income each taxable year to be able to allocate gross ordinary income to the Series A Preferred Units in an amount equal to the distributions paid on the Series A Preferred Units.

        The treatment of interests in a partnership such as the Series A Preferred Units and the payments received in respect of such interests is uncertain. The IRS may contend that payments on the Series A Preferred Units represent "guaranteed payments," which would generally be treated as ordinary income but may not have the same character when received by a holder as our gross ordinary income had when earned by us. If distributions on the Series A Preferred Units were treated as "guaranteed payments," a holder would always be treated as receiving income equal to amount distributed, regardless of the amount of our gross ordinary income. Potential holders of Series A Preferred Units are encouraged to consult their own tax advisors regarding the treatment of payments on the Series A Preferred Units as "guaranteed payments."

  Withholding Taxes

        A U.S. withholding tax at a 30% rate will apply to distributions that constitute "withholdable payments" and proceeds of sale in respect of our Series A Preferred Units received on or after January 1, 2019 by U.S. holders who own their units through foreign accounts or foreign intermediaries or by certain non-U.S. holders, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. See "Material U.S. Federal Tax Considerations—Administrative Matters—Additional Withholding Requirements" in the accompanying prospectus.

  Effectively Connected Income and Withholding

        We expect that a portion of our income will be treated as ECI with respect to non-U.S. holders of Series A Preferred Units, including by reason of investments in certain U.S. real property holding corporations, real estate investment trusts or "REITs", real estate assets and energy assets. To the extent our income is treated as ECI, non-U.S. holders of Series A Preferred Units generally would be subject to withholding tax on their allocable shares of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable share of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income. Non-U.S. holders may also be subject to state and local income taxes and be required to file state and local income tax returns with respect to their allocable shares of ECI. Non-U.S. holders of Series A Preferred Units that are corporations may also be subject to a 30% branch profits tax (potentially reduced under an applicable treaty) on their actual or deemed distributions of such income. In addition, distributions to non-U.S. holders of Series A Preferred Units that are attributable to profits on the sale of a U.S. real property interest may also be subject to U.S. withholding tax. Also, non-U.S. holders may be subject to 30% withholding on allocations of our income that are U.S. source fixed or determinable annual or periodic income under the Internal Revenue Code of 1986, as amended (the "Code"), unless an exemption from or a reduced rate of such withholding applies (under an applicable treaty of the Code) and certain tax status information is provided. Finally, if we are treated as being engaged in a U.S. trade or business, a portion of any gain recognized by non-U.S. holders on the sale or exchange of Series A Preferred Units may be treated for U.S. federal income tax purposes as ECI, and hence such non-U.S. holders could be subject to U.S. federal income tax on the sale or exchange of Series A Preferred Units.

  Unrelated Business Taxable Income

        Because we have incurred "acquisition indebtedness" with respect to certain investments we hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for U.S. federal income tax purposes), a proportionate share of a holder's income from us with respect to such investments may be treated as UBTI. Accordingly, tax-exempt holders of our Series A Preferred Units may recognize UBTI. Tax-exempt holders of our Series A Preferred Units are strongly urged to consult their tax advisors regarding the tax consequences of owning our units.

CERTAIN ERISA CONSIDERATIONS

        Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Series A Preferred Units. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the ERISA Plan.

  Prohibited Transaction Issues

        Whether or not the underlying assets of KKR & Co. L.P., as issuer of the Series A Preferred Units, were deemed to include "plan assets," as described below, we, certain of our subsidiaries and the underwriters, the Transfer Agent, Registrar and Paying Agent, the our Managing Partner and our and their respective affiliates may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many ERISA Plans, as well as other arrangements subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans (such arrangements, and together with ERISA Plans, referred to herein as "Plans"). Prohibited transactions within the meaning of ERISA or the Code could arise, for example, if the Series A Preferred Units are acquired by or with the assets of a Plan with respect to which the Manager, we or any of our subsidiaries or our or the Manager's respective affiliates and the other persons referenced above is a party in interest or disqualified person, unless the transaction qualifies for an exemption from the prohibited transaction rules of Title I of ERISA and Section 4975 of the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code, unless relief is available under an applicable statutory or administrative exemption.

        Exemptive relief from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of our Units. Those exemptions include Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptive relief for certain arm's-length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) that is a party in interest or disqualified person solely by reason of providing services to Plans or being an affiliate of such a service provider (the "Service Provider Exemption"). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the Series A Preferred Units in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that any of these class exemptions, the Service Provider Exemption or any other exemption will be available with respect to any particular transaction involving the Series A Preferred Units.

  Plan Asset Issues

        Regulations, promulgated under ERISA by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the "Plan Asset Regulations") generally provide, that when a Plan acquires an equity interest in an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the total value of each class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

        For purposes of the Plan Asset Regulations, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 the Exchange Act. The Series A Preferred Units are being offered pursuant to a registered offering under the Securities Act and the Series A Preferred Units will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that our Series A Preferred Units will be "widely held" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis all the relevant facts and circumstances. It is anticipated that our Series A Preferred Units will be "freely transferable" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

        Although no assurances can be given in this regard, we anticipate that the Series A Preferred Units we are selling hereunder should qualify as a "publicly offered security" within the meaning of the Plan Asset Regulations.

        Governmental plans, certain church plans and non-United States plans (each, a "Non-ERISA Plan"), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (collectively, "Similar Laws"). Fiduciaries of any such plans should consult with their counsel before purchasing the Series A Preferred Units.

  Certain Restrictions

        Due to the foregoing requirements, the Series A Preferred Units may not be purchased or held by any Plan, any entity whose underlying assets include plan assets by reason of any Plan's investment in the entity or by reason of any Non-ERISA Plan's investment in the entity (each, a "Plan Asset Entity"), or any person investing plan assets of any Plan or Non-ERISA Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code or a violation of any applicable Similar Law.

        Accordingly, each purchaser and subsequent transferee, including any fiduciary purchasing or holding the Series A Preferred Units with the assets of any Plan, Plan Asset Entity or Non-ERISA Plan, will be deemed to have represented by its purchase or holding of the Series A Preferred Units that either (a) it is not a Plan, a Plan Asset Entity or a Non-ERISA Plan and is not purchasing or holding such shares on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Plan or (b) its purchase and holding of the Series A Preferred Units will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our shares on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such an investment and whether an exemption would be available for the purchase and holding of our shares.

        Purchasers of our shares have exclusive responsibility for ensuring that their purchase and holding of our shares do not violate the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Law, as described above.

UNDERWRITING

        Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series A Preferred Units set forth opposite the underwriter's name.

Underwriter	Number of Series A Preferred Units
Morgan Stanley & Co. LLC	2,400,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	2,400,000
UBS Securities LLC	2,400,000
Wells Fargo Securities, LLC	2,400,000
Barclays Capital Inc.	480,000
Citigroup Global Markets Inc.	480,000
Goldman, Sachs & Co.	480,000
HSBC Securities (USA) Inc.	480,000
Mizuho Securities USA Inc.	480,000

Total	12,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the Series A Preferred Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Series A Preferred Units (other than those covered by the over-allotment option described below) if they purchase any of the Series A Preferred Units.

        The Series A Preferred Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Series A Preferred Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.50 per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.45 per unit on sales to other dealers. If all the Series A Preferred Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more Series A Preferred Units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,800,000 additional Series A Preferred Units at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional Series A Preferred Units approximately proportionate to that underwriter's initial purchase commitment. Any Series A Preferred Units issued or sold under the option will be issued and sold on the same terms and conditions as the other Series A Preferred Units that are the subject of this offering.

        We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any Series A Preferred Units, securities similar to or ranking on par with or senior to the Series A Preferred Units or any securities convertible into or exercisable or exchangeable for the Series A Preferred Units or any such similar, parity or senior securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Units or any such similar, parity or senior securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Series A Preferred Units or any such similar, parity or senior securities, in cash or otherwise; provided that the we may issue and sell the Series A Preferred Units to the underwriters pursuant to the underwriting agreement. Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC in their sole discretion may release any of the securities subject to this lock-up agreement at any time.

        We intend to apply to list the Series A Preferred Units on the NYSE under the symbol "KKR PR A." If the application is approved, we expect trading in the Series A Preferred Units on the NYSE to begin within 30 days after the Series A Preferred Units are first issued.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by Us
	No Exercise		Full Exercise
Per unit	$0.7735	(1)	$0.7753	(2)
Total	$9,282,100		$10,699,600

(1)
The underwriting discount will be $0.7875 per Series A Preferred Unit for retail orders and $0.5000 per Series A Preferred Unit for institutional orders.

(2)
Assumes an underwriting discount for retail orders of $0.7875 per Series A Preferred Unit for any Series A Preferred Units sold pursuant to the over-allotment option.

        The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $1,100,000, which includes legal, accounting and printing costs and various other fees associated with registering the units.

        In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering. "Covered" short sales are sales of units in an amount up to the number of units represented by the underwriters' over-allotment option. "Naked" short sales are sales of units in an amount in excess of the number of units represented by the underwriters' over-allotment option. Covering transactions involve purchases of units either pursuant to the underwriters' over-allotment option or in the open market after the distribution has been completed in order to cover short positions. To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We expect to deliver the units against payment for the units on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the units ("T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade units on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the units initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

        The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Units. Any such short positions could adversely affect future trading prices of the Series A Preferred Units. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of units described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of units to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus supplement. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the units described in this prospectus supplement has been submitted to the clearance procedures of the Autorit´e des March´es Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorit´e des March´es Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the units has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the units to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifi´es) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code mon´etaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code mon´etaire et financier and article 211-2 of the General Regulations (Règlement G´en´eral) of the Autorit´e des March´es Financiers, does not constitute a public offer (appel public a` l'´epargne).

        The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code mon´etaire et financier.

Notice to Prospective Investors in Hong Kong

        The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Putures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The units offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Putures Act, Chapter 289 of Singapore (the "SPA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SPA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SPA, in each case subject to compliance with conditions set forth in the SPA.

        Where the units are subscribed or purchased under Section 275 of the SPA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SPA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SPA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SPA) or to a relevant person defined in Section 275(2) of the SPA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SPA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common units. Certain legal matters related to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from our annual report on Form 10-K for the year ended December 31, 2015 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the preferred units to be sold pursuant to this prospectus. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about us and our preferred units. The rules and regulations of the SEC allow us to omit certain information from this prospectus.

        We file annual, quarterly and special reports and other information with the SEC. The SEC's rules allow us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

        We incorporate by reference into this prospectus the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Investor Relations. You also may contact us at 1- 877-610-4910 or visit our website at http://www.kkr.com for copies of those documents. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

        You also may review a copy of the prospectus and registration statement and its exhibits at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet website (See "Where You Can Find More Information" in this prospectus supplement).

PROSPECTUS

KKR & Co. L.P.

Preferred Units

        This prospectus relates to our preferred units that may be offered for sale from time to time by us and any selling unitholders.

        This prospectus describes the general manner in which the preferred units may be offered and sold. We will provide specific terms of any offering of these preferred units in a prospectus supplement or a free writing prospectus. The preferred units may be offered separately or together or in preferred units in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

        We or any selling unitholders may sell these preferred units on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling unitholders reserve the sole right to accept, and we and any selling unitholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of preferred units. If any agents, dealers or underwriters are involved in the sale of any preferred units, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling unitholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of the preferred units also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of the preferred units to which this prospectus relates that are offered by any selling unitholders.

        In reviewing this prospectus, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 2 of this prospectus and in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these preferred units or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2016

i

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the "Securities Act," utilizing a "shelf" registration process. Under this shelf registration process, we or any selling unitholders may sell any of the preferred units described in this prospectus in one or more offerings. Each time we or any selling unitholders sell preferred units, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the preferred units being offered and information regarding the selling unitholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and the additional information described under "Where You Can Find More Information" before making an investment in our preferred units.

        We have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of our preferred units described in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our preferred units described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered preferred units in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our preferred units described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our preferred units described in this prospectus nor any distribution of preferred units pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

        For investors outside the United States: neither we nor any selling unitholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of our preferred units described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

        Unless otherwise expressly stated or the context otherwise requires:

            (i)  references to "KKR," "we," "us," "our" and "our partnership" refer to KKR & Co. L.P. and its consolidated subsidiaries. Prior to KKR & Co. L.P. becoming listed on the New York Stock Exchange, the "NYSE," on July 15, 2010, KKR Group Holdings L.P. consolidated the financial results of KKR Management Holdings L.P. and KKR Fund Holdings L.P. and their consolidated subsidiaries. On August 5, 2014, KKR International Holdings L.P. became a KKR Group Partnership. We refer to KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P. collectively as the "KKR Group Partnerships." Each KKR Group Partnership has an identical number of partner interests and, when held together, one Class A

ii

  partner interest in each of the KKR Group Partnerships together represents one KKR Group Partnership Unit;

           (ii)  references to "our Managing Partner" are to KKR Management LLC, which acts as our general partner and unless otherwise indicated, references to equity interests in KKR's business, or to percentage interests in KKR's business, reflect the aggregate equity of the KKR Group Partnerships and are net of amounts that have been allocated to our principals and other employees and non-employee operating consultants in respect of the carried interest from KKR's business as part of our "carry pool" and certain minority interests;

          (iii)  references to "principals" are to our senior employees and non-employee operating consultants who hold interests in KKR's business through KKR Holdings L.P., which we refer to as "KKR Holdings," and references to our "senior principals" are to our senior employees who hold interests in our Managing Partner entitling them to vote for the election of its directors;

          (iv)  references to "our funds" or "our vehicles" refer to investment funds, vehicles and/or accounts advised, sponsored or managed by one or more subsidiaries of KKR including collateralized loan obligations and CMBS vehicles, unless context requires otherwise. They do not include investment funds, vehicles or accounts of any hedge fund manager with which we have formed a strategic partnership where we have acquired a non-controlling interest;

           (v)  references to our "limited partnership agreement" are to the Amended and Restated Agreement of Limited Partnership of KKR & Co. L.P., by and among KKR Management LLC and the limited partners party thereto, as it may be amended from time to time; and

          (vi)  references to "unitholders" refer to the holder of any limited partnership interest in the registrant, whether common or preferred.

iii

KKR & CO. L.P.

        This prospectus contains certain information about KKR & Co. L.P. and our preferred units. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our preferred units. You should read carefully the information appearing in this prospectus and in any prospectus supplement and free writing prospectus we may provide to you in connection with an offering of our preferred units described in this prospectus and in the documents incorporated and deemed to be incorporated by reference in this prospectus.

        We are a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. We aim to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation in the assets we manage. We invest our own capital alongside the capital we manage for fund investors and bring debt and equity investment opportunities to others through our capital markets business.

        We are a holding partnership formed as a Delaware limited partnership on June 25, 2007. Through our wholly-owned subsidiaries, we hold equity interests in, and conduct all of our material business activities through KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P., collectively, the "KKR Group Partnerships." We indirectly are the general partner of each of the KKR Group Partnerships and hold a number of KKR Group Partnership Units equal to the number of common units that we have issued, not including unvested units. Accordingly, we indirectly control all of the business and affairs of the KKR Group Partnerships and consolidate the financial results of the KKR Group Partnerships and its consolidated subsidiaries. Our common units representing limited partner interests in our partnership ("common units") are listed on the New York Stock Exchange under the symbol "KKR."

        Each KKR Group Partnership has an identical number of Class A partner interests and, when held together, one Class A partner interest in each of the KKR Group Partnerships together represents one KKR Group Partnership unit ("KKR Group Partnership Unit"). KKR Group Partnership Units that are held by KKR Holdings L.P. are exchangeable for our common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions.

        We are managed by KKR Management LLC, our general partner, which we refer to as our Managing Partner. Our Managing Partner has a board of directors that is co-chaired by KKR's founders, Henry Kravis and George Roberts, who also serve as Co-Chief Executive Officers. KKR's senior principals control our Managing Partner. We reimburse our Managing Partner and its affiliates for all costs incurred in managing and operating us, and our limited partnership agreement provides that our Managing Partner will determine the expenses that are allocable to us.

        Our executive offices are located at 9 West 57th Street, Suite 4200, New York, NY, 10019, and our telephone number is (212) 750-8300.

 RISK FACTORS

        Investing in our preferred units involves risks. In addition to the risks discussed below under "Cautionary Note Regarding Forwarding-Looking Statements," you should carefully review the risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Where You Can Find More Information" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of preferred units pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our preferred units and any other securities we may issue. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our preferred units and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of our preferred units described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate," "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and our periodic filings.

        We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of preferred units pursuant to this prospectus, the net proceeds from the sale of the preferred units to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

        We will not receive any of the proceeds from the sale of preferred units to which this prospectus relates that are offered by any selling unitholders.

 CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our Managing Partner and its affiliates, including each party's respective owners, on the one hand, and our partnership and our limited partners, on the other hand. Whenever a potential conflict arises between our Managing Partner or its affiliates, on the one hand, and us or any limited partner, on the other hand, our Managing Partner will resolve that conflict. Our limited partnership agreement contains provisions that reduce and eliminate our Managing Partner's duties, including fiduciary duties, to our unitholders. Our limited partnership agreement also restricts the remedies available to unitholders for actions taken that without those limitations might constitute breaches of duty, including fiduciary duties.

        Under our limited partnership agreement, our Managing Partner will not be in breach of its obligations under the limited partnership agreement or its duties to us or our unitholders if the resolution of the conflict is:

  •
  approved by the conflicts committee, although our Managing Partner is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding units, excluding any units owned by our Managing Partner or any of its affiliates, although our Managing Partner is not obligated to seek such approval;

  •
  on terms which are, in the aggregate, no less favorable to us than those generally being provided to or available from unrelated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        Our Managing Partner may, but is not required to, seek the approval of such resolution from the conflicts committee or our unitholders. If our Managing Partner does not seek approval from the conflicts committee or our unitholders and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that in making its decision the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us or any other person bound by our limited partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our limited partnership agreement, our Managing Partner or the conflicts committee may consider any factors it determines in its sole discretion to consider when resolving a conflict. Our limited partnership agreement provides that our Managing Partner will be conclusively presumed to be acting in good faith if our Managing Partner subjectively believes that the determination made or not made is in the best interests of the partnership.

Covered Agreements

        The conflicts committee is responsible for enforcing our rights under certain agreements against KKR Holdings and certain of its subsidiaries and designees, a general partner or limited partner of KKR Holdings, or a person who holds a partnership or equity interest in the foregoing entities. The conflicts committee is also authorized to take any action pursuant to any authority or rights granted to such committee under those agreements or with respect to any amendment, supplement, modification or waiver to those agreements that would purport to modify such authority or rights. In addition, the conflicts committee shall approve any amendment to any of those agreements that in the reasonable judgment of our Managing Partner's board of directors creates or will result in a conflict of interest.

Potential Conflicts

        Conflicts of interest could arise in the situations described below, among others.

Actions taken by our Managing Partner may affect the amount of cash flow from operations to our unitholders.

        The amount of cash flow from operations that is available for distribution to our unitholders is affected by decisions of our Managing Partner regarding such matters as:

  •
  the amount and timing of cash expenditures, including those relating to compensation;

  •
  the amount and timing of investments and dispositions;

  •
  levels of indebtedness;

  •
  tax matters;

  •
  levels of reserves; and

  •
  issuances of additional partnership securities.

        In addition, borrowings by our limited partnership and our affiliates from our Managing Partner and its affiliates do not constitute a breach of any duty owed by our Managing Partner to our unitholders. Our partnership agreement provides that we and our subsidiaries may borrow funds from our Managing Partner and its affiliates on terms that are fair and reasonable to us. Under our limited partnership agreement, those borrowings will be deemed to be fair and reasonable if: (i) they are approved in accordance with the terms of the limited partnership agreement; (ii) the terms are no less favorable to us than those generally being provided to or available from unrelated third parties; or (iii) the terms are fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be or have been particularly favorable or advantageous to us.

We will reimburse our Managing Partner and its affiliates for expenses.

        We will reimburse our Managing Partner and its affiliates for costs incurred in managing and operating our partnership and our business. For example, we do not elect, appoint or employ any directors, officers or other employees. All of those persons are elected, appointed or employed by our Managing Partner on our behalf. Our limited partnership agreement provides that our Managing Partner will determine the expenses that are allocable to us.

Our Managing Partner has limited its liability regarding our obligations.

        Our Managing Partner has limited its liability under contractual arrangements so that the other party has recourse only to our assets, and not against our Managing Partner, its assets or its owners. Our limited partnership agreement provides that any action taken by our Managing Partner to limit its liability or our liability is not a breach of our Managing Partner's fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability. The limitation on our Managing Partner's liability does not constitute a waiver of compliance with U.S. federal securities laws that would be void under Section 14 of the Securities Act.

Our unitholders will have no right to enforce obligations of our Managing Partner and its affiliates under agreements with us.

        Any agreements between us on the one hand, and our Managing Partner and its affiliates on the other, will not grant our unitholders, separate and apart from us, the right to enforce the obligations of our Managing Partner and its affiliates in our favor.

Contracts between us, on the one hand, and our Managing Partner and its affiliates, on the other, will not be the result of arm's-length negotiations.

        Our limited partnership agreement allows our Managing Partner to determine in its sole discretion any amounts to pay itself or its affiliates for any services rendered to us. Our Managing Partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither our limited partnership agreement nor any of the other agreements, contracts and arrangements between us on the one hand, and our Managing Partner and its affiliates on the other, are or will be the result of arm's-length negotiations. Our Managing Partner will determine the terms of these transactions so long as such arrangements are fair and reasonable to us as determined under our partnership agreement. Our Managing Partner and its affiliates will have no obligation to permit us to use any facilities or assets of our Managing Partner and its affiliates, except as may be provided in contracts entered into specifically dealing with such use. There will not be any obligation of our Managing Partner and its affiliates to enter into any contracts of this kind.

Our common units are subject to our Managing Partner's limited call right.

        Our Managing Partner may exercise its right to call and purchase common units as provided in our limited partnership agreement or assign this right to one of its affiliates or to us. Our Managing Partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a unitholder may have his common units purchased from him at an undesirable time or price.

We may choose not to retain separate counsel for ourselves or for the holders of our units.

        Attorneys, independent accountants and others who will perform services for us are selected by our Managing Partner or the conflicts committee, and may perform services for our Managing Partner and its affiliates. We may retain separate counsel for ourselves or our unitholders in the event of a conflict of interest between our Managing Partner and its affiliates on the one hand, and us or our unitholders on the other, depending on the nature of the conflict, but are not required to do so.

Our Managing Partner's affiliates may compete with us.

        Our partnership agreement provides that our Managing Partner will be restricted from engaging in any business activities other than activities incidental to its ownership of interests in us. Except as provided in the non-competition, non-solicitation and confidentiality agreements to which our principals will be subject, affiliates of our Managing Partner, including its owners, are not prohibited from engaging in other businesses or activities, including those that might compete directly with us.

Certain of our subsidiaries have obligations to investors in our investment funds and may have obligations to other third parties that may conflict with your interests.

        Our subsidiaries that serve as the investment advisors or general partners of our investment funds have fiduciary and contractual obligations to the investors in those funds and some of our subsidiaries, including those subsidiaries that are broker-dealers, may have contractual duties to other third parties. As a result, we expect to regularly take actions with respect to the allocation of investments among our investment funds (including funds that have different fee structures), the purchase or sale of investments in our investment funds, the structuring of investment transactions for those funds, the advice and services we provide or otherwise that comply with these fiduciary and contractual obligations. In addition, our principals have made personal investments in a variety of our investment funds, which may result in conflicts of interest among investors in our funds or our unitholders regarding investment decisions for these funds. Some of these actions might at the same time adversely affect our near-term results of operations or cash flow.

U.S. federal income tax considerations of our principals may conflict with your interests.

        Because our principals will hold a portion of their KKR Group Partnership Units directly or through entities that are not subject to corporate income taxation and we hold our units in one of the KKR Group Partnerships through a subsidiary that is subject to taxation as a corporation in the United States, conflicts may arise between our principals and our partnership relating to the selection and structuring of investments or transactions. Our unitholders will be deemed to expressly acknowledge that our Managing Partner is under no obligation to consider the separate interests of such holders, including among other things the tax consequences to our unitholders, in deciding whether to cause us to take or decline to take any actions.

Fiduciary Duties

        Our Managing Partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to our unitholders by our Managing Partner are prescribed by law and our limited partnership agreement. The Delaware Revised Uniform Limited Partnership Act, or Delaware Limited Partnership Act, provides that Delaware limited partnerships may in their partnership agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by a general partner to limited partners and the partnership.

        Our partnership agreement contains various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by our Managing Partner. We have adopted these restrictions to allow our Managing Partner or its affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, our Managing Partner's ability to make decisions involving conflicts of interest would be restricted. These modifications are detrimental to our unitholders because they restrict the remedies available to our unitholders for actions that without those limitations might constitute breaches of duty, including a fiduciary duty, as described below, and they permit our Managing Partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest.

        The following is a summary of the material restrictions on the fiduciary duties owed by our Managing Partner to our unitholders:

General
State Law Fiduciary Duty Standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a partnership agreement providing otherwise, the duty of care would generally require a general partner to act for the partnership in an informed and deliberate manner after informing itself of all necessary available material information. In the absence of a provision in a partnership agreement providing otherwise, the duty of loyalty would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction that is not in the best interests of the partnership where a conflict of interest is present.

General
Partnership Agreement Modified Standards

Our limited partnership agreement contains provisions that waive duties of or consent to conduct by our Managing Partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our limited partnership agreement provides that when our Managing Partner, in its capacity as our Managing Partner, is permitted to or required to make a decision in its "sole discretion" or "discretion" or that it deems "necessary or appropriate" or "necessary or advisable" then our Managing Partner will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting us or any limited partners, including our unitholders, and will not be subject to any different standards imposed by the limited partnership agreement, the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. In addition, when our Managing Partner is acting in its individual capacity, as opposed to in its capacity as our Managing Partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which our Managing Partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our Managing Partner, our limited partnership agreement further provides that our Managing Partner and its officers and directors will not be liable to us, our limited partners, including our unitholders, or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our Managing Partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

Special Provisions Regarding Affiliated Transactions

Our limited partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of common unitholders and that are not approved by the conflicts committee of the board of directors of our Managing Partner or by our unitholders must be:

• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or
• fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

General

If our Managing Partner does not seek approval from the conflicts committee or our common unitholders and the board of directors of our Managing Partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner, including our unitholders, or our partnership or any other person bound by our limited partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our Managing Partner would otherwise be held.

Rights and Remedies of Unitholders

The Delaware Limited Partnership Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third-party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners. Our limited partnership agreement provides that legal action may only be instituted in Delaware.

        By holding our units, each unitholder will automatically agree to be bound by the provisions in our partnership agreement, including the provisions described above and as described in "Description of Our Limited Partnership Agreement." This is in accordance with the policy of the Delaware Limited Partnership Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a unitholder to sign our limited partnership agreement does not render our partnership agreement unenforceable against that person.

        We have agreed to indemnify our Managing Partner and any of its affiliates and any member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of our partnership, our Managing Partner or any of our affiliates and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by our Managing Partner or these other persons. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Thus, our Managing Partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. See "Description of Our Limited Partnership Agreement—Indemnification."

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED EQUITY DISTRIBUTIONS

        The following table presents the ratio of earnings to combined fixed charges and preferred equity distributions for us and our consolidated subsidiaries for the periods indicated. For the purposes of calculating the ratio of earnings to combined fixed charges and preferred equity distributions, "fixed charges" consist of interest incurred on all indebtedness and amortization of capitalized expenses relating to indebtedness. "Earnings" consist of the sum of (i) pre-tax income before adjustment for noncontrolling interests in consolidated entities or income or loss from equity investees, (ii) fixed charges and (iii) distributed income of equity investees, less the sum of (i) preference security dividend requirements of consolidated subsidiaries and (ii) noncontrolling interests in pre-tax income of subsidiaries that have not incurred fixed charges.

	Fiscal Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Combined Fixed Charges and Preferred Equity Distributions	6.3x	6.2x	21.1x	27.0x	4.8x

 DESCRIPTION OF PREFERRED UNITS

General

        The following is a summary of some of the terms of the preferred units of KKR & Co. L.P. We will provide specific terms of any offering of these preferred units in a prospectus supplement or a free writing prospectus.

        Our limited partnership agreement provides for the issuance of preferred units, as well as certain terms of these preferred units. The following summary of some of the terms of our preferred units, the limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the limited partnership agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which you may obtain as described under "Where You Can Find More Information," and the Delaware Revised Uniform Limited Partnership Act.

Authorized Preferred Units

        We are authorized to issue, for the consideration and on the terms and conditions established by the board of directors of our Managing Partner in its sole discretion and without the approval of any limited partners, an unlimited number of preferred units.

        The board of directors of our Managing Partner may, without further action by the holders of our common units or any outstanding class of preferred units (in each case unless required by the rules of any applicable stock exchange), cause us to issue from time to time one or more other classes or series of our units, including one or more classes of preferred units. The board of directors of our Managing Partner may determine, in its sole discretion, the terms, designations, preferences, rights, powers and duties of any such future units, including:

  •
  the ranking of such units relative to our other units;

  •
  the right to share in partnership distributions and allocations of partnership income and loss;

  •
  the rights upon our dissolution and liquidation;

  •
  whether, and the terms and conditions upon which, we may redeem or convert such units;

  •
  the terms and conditions upon which each unit will be issued; and

  •
  the right, if any, of the holder of each such unit to vote on matters as a limited partner of the partnership, including matters relating to the relative designations, preferences, rights, powers and duties of such units.

DESCRIPTION OF OUR LIMITED PARTNERSHIP AGREEMENT

        The following is a description of the material terms of our limited partnership agreement and is qualified in its entirety by reference to all of the provisions of our limited partnership agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Because this description is only a summary of the terms of our limited partnership agreement, it does not contain all of the information that you may find important. For additional information, you should read "Description of Our Preferred Units" and "Material U.S. Federal Tax Considerations."

Our Managing Partner

        Our Managing Partner manages all of our operations and activities. Our Managing Partner is authorized in general to perform all acts that it determines to be necessary or appropriate to carry out our purposes and to conduct our business. Our Managing Partner is wholly owned by our principals and controlled by our founders. Unitholders have only limited voting rights relating to certain matters and, therefore, will have limited or no ability to influence management's decisions regarding our business.

Purpose

        Under our limited partnership agreement we are permitted to engage, directly or indirectly, in any business activity that is approved by our Managing Partner and that lawfully may be conducted by a limited partnership organized under Delaware law.

Power of Attorney

        Each limited partner, and each person who acquires a limited partner interest in accordance with the limited partnership agreement, grants to our Managing Partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney also grants our Managing Partner the authority to amend, and to make consents and waivers under, the limited partnership agreement and certificate of limited partnership, in each case in accordance with the limited partnership agreement.

Capital Contributions

        Our unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability." Our Managing Partner is not obliged to make any capital contributions.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act and that he otherwise acts in conformity with the provisions of the limited partnership agreement, his liability under the Delaware Revised Uniform Limited Partnership Act would be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his units plus his share of any undistributed profits and assets. If it were determined however that the right, or exercise of the right, by the limited partners as a group:

  •
  to approve some amendments to the limited partnership agreement; or

  •
  to take other action under the limited partnership agreement, constituted "participation in the control" of our business for the purposes of the Delaware Revised Uniform Limited Partnership Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware to the same extent as our Managing Partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our limited partnership agreement nor the Delaware Revised Uniform Limited Partnership Act specifically will provide for legal recourse against our Managing Partner if a limited partner were to lose limited liability through any fault of our Managing Partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law. The limitation on our Managing Partner's liability does not constitute a waiver of compliance with U.S. federal securities laws that would be void under Section 14 of the Securities Act of 1933.

        Under the Delaware Revised Uniform Limited Partnership Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Revised Uniform Limited Partnership Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Revised Uniform Limited Partnership Act would be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Revised Uniform Limited Partnership Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the limited partnership agreement.

        Moreover, if it were determined that we were conducting business in any state without compliance with the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to approve some amendments to the limited partnership agreement or to take other action under the limited partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our Managing Partner. We intend to operate in a manner that our Managing Partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        The limited partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our Managing Partner in its sole discretion without the approval of any limited partners.

        In accordance with the Delaware Revised Uniform Limited Partnership Act and the provisions of the limited partnership agreement, we could also issue additional partner interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to common units.

Distributions

        Distributions will be made to the holders of common units pro rata according to the percentages of their respective common unit ownership interests. See "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Distribution Policy," in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on

February 26, 2016 and incorporated by reference in this prospectus for a discussion of our historical distribution policy and distributions on our common units.

Amendment of the Limited Partnership Agreement

General

        Amendments to our limited partnership agreement may be proposed only by our Managing Partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, our Managing Partner must seek approval of the holders of a majority of the outstanding voting units (as defined below) in order to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. On any matter that may be submitted for a vote of common unitholders, the holders of KKR Group Partnership Units hold special voting units in our partnership that provide them with a number of votes that is equal to the aggregate number of KKR Group Partnership Units that they then hold and entitle them to participate in the vote on the same basis as common unitholders of our partnership. See "—Meetings; Voting." The KKR Group Partnership Units, other than the KKR Group Partnership Units held by us, are owned by KKR Holdings, which is owned by our principals and other persons and controlled by our founders.

Prohibited Amendments

        No amendment may be made that would:

  (1)
  enlarge the obligations of any limited partner without its consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of partner interests in relation to other classes of partner interests may be approved by the holders of at least a majority of the type or class of partner interests so affected; or

  (2)
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our Managing Partner or any of its affiliates without the consent of our Managing Partner, which may be given or withheld in its sole discretion.

        The provision of the limited partnership agreement preventing the amendments having the effects described in clauses (1) or (2) above can be amended upon the approval of the holders of at least 90% of the outstanding voting units.

No Limited Partner Approval

        Our Managing Partner may generally make amendments to the limited partnership agreement without the approval of any limited partner to reflect:

  (1)
  a change in the name of the partnership, the location of the partnership's principal place of business, the partnership's registered agent or its registered office;

  (2)
  the admission, substitution, withdrawal or removal of partners in accordance with the limited partnership agreement;

  (3)
  a change that our Managing Partner determines is necessary or appropriate for the partnership to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or other jurisdiction or to ensure that the partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

  (4)
  an amendment that our Managing Partner determines to be necessary or appropriate to address certain changes in U.S. federal, state and local income tax regulations, legislation or interpretation;

  (5)
  an amendment that is necessary, in the opinion of our counsel, to prevent the partnership or our Managing Partner or its directors, officers, employees, agents or trustees, from having a material risk of being in any manner subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

  (6)
  a change in our fiscal year or taxable year and related changes;

  (7)
  an amendment that our Managing Partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership securities or options, rights, warrants or appreciation rights relating to partnership securities;

  (8)
  any amendment expressly permitted in the limited partnership agreement to be made by our Managing Partner acting alone;

  (9)
  an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of the limited partnership agreement;

  (10)
  an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of a KKR Group Partnership that requires unitholders of the KKR Group Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the KKR Group Partnership;

  (11)
  any amendment that in the sole discretion of our Managing Partner is necessary or appropriate to reflect and account for the formation by the partnership of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by the partnership agreement;

  (12)
  a merger, conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance;

  (13)
  any amendment that our Managing Partner determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

  (14)
  any other amendments substantially similar to any of the matters described in (1) through (13) above.

        In addition, our Managing Partner could make amendments to the limited partnership agreement without the approval of any limited partner if those amendments, in the discretion of our Managing Partner:

  (1)
  do not adversely affect our limited partners considered as a whole (or adversely affect any particular class of partner interests as compared to another class of partner interests) in any material respect;

  (2)
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state, local or non-U.S.

    agency or judicial authority or contained in any federal, state, local or non-U.S. statute (including the Delaware Revised Uniform Limited Partnership Act);

  (3)
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  (4)
  are necessary or appropriate for any action taken by our Managing Partner relating to splits or combinations of units under the provisions of the limited partnership agreement; or

  (5)
  are required to effect the intent of the provisions of the limited partnership agreement or are otherwise contemplated by the limited partnership agreement.

Opinion of Counsel and Limited Partner Approval

        Our Managing Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under "—No Limited Partner Approval" should occur. No other amendments to the limited partnership agreement (other than an amendment pursuant to a merger, sale or other disposition of assets effected in accordance with the provisions described under "—Merger, Sale or Other Disposition of Assets" or an amendment described in the following paragraphs) will become effective without the approval of holders of at least 90% of the outstanding voting units, unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under the Delaware Revised Uniform Limited Partnership Act of any of the limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partner interests in relation to other classes of partner interests will also require the approval of the holders of at least a majority of the outstanding partner interests of the class so affected.

        In addition, any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

        The limited partnership agreement provides that our Managing Partner may, with the approval of the holders of at least a majority of the outstanding voting units, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. Our Managing Partner in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our outstanding voting units. Our Managing Partner could also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our outstanding voting units.

        If conditions specified in the limited partnership agreement are satisfied, our Managing Partner may in its sole discretion convert or merge our partnership or any of its subsidiaries into, or convey some or all of its assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in its legal form into another limited liability entity. The unitholders will not be entitled to dissenters' rights of appraisal under the limited partnership agreement or the Delaware Revised Uniform Limited Partnership Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Election to be Treated as a Corporation

        If our Managing Partner, in its sole discretion, determines that it is no longer in our interests to continue as a partnership for U.S. federal income tax purposes, our Managing Partner may elect to treat our partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may choose to effect such change by merger, conversion or otherwise.

Dissolution

        The partnership will dissolve upon:

  (1)
  the election of our Managing Partner to dissolve our partnership, if approved by the holders of a majority of the voting power of the partnership's outstanding voting units;

  (2)
  there being no limited partners, unless our partnership is continued without dissolution in accordance with the Delaware Revised Uniform Limited Partnership Act;

  (3)
  the entry of a decree of judicial dissolution of our partnership pursuant to the Delaware Revised Uniform Limited Partnership Act; or

  (4)
  the withdrawal of our Managing Partner or any other event that results in its ceasing to be our Managing Partner other than by reason of a transfer of general partner interests or withdrawal of our Managing Partner following approval and admission of a successor, in each case in accordance with the limited partnership agreement.

        Upon a dissolution under clause (4), the holders of a majority of the voting power of our outstanding voting units could also elect, within specific time limitations, to continue the partnership's business without dissolution on the same terms and conditions described in the limited partnership agreement by appointing as a successor managing partner an individual or entity approved by the holders of a majority of the voting power of the outstanding voting units, subject to the partnership's receipt of an opinion of counsel to the effect that (i) the action would not result in the loss of limited liability of any limited partner and (ii) neither we nor any of our subsidiaries (excluding those formed or existing as corporations) would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, our Managing Partner shall act, or select one or more persons to act, as liquidator. Unless we are continued as a limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our Managing Partner that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first, to discharge our liabilities as provided in the limited partnership agreement and by law, and thereafter, to the limited partners holding common units pro rata according to the percentages of their respective common unit ownership interests as of a record date selected by the liquidator. The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the partners.

Withdrawal of our Managing Partner

        Except as described below, our Managing Partner will agree not to withdraw voluntarily as our Managing Partner prior to December 31, 2020 without obtaining the approval of the holders of at least a majority of the outstanding voting units, excluding voting units held by our Managing Partner and its affiliates, and furnishing an opinion of counsel regarding tax and limited liability matters. On or after

December 31, 2020, our Managing Partner may withdraw as managing partner without first obtaining approval of any common unitholder by giving 90 days' advance notice, and that withdrawal will not constitute a violation of the limited partnership agreement. Notwithstanding the foregoing, our Managing Partner could withdraw at any time without unitholder approval upon 90 days' advance notice to the limited partners if at least 50% of the outstanding common units are beneficially owned, owned of record or otherwise controlled by one person and its affiliates other than our Managing Partner and its affiliates.

        Upon the withdrawal of our Managing Partner under any circumstances, the holders of a majority of the voting power of the partnership's outstanding voting units may elect a successor to that withdrawing managing partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, the partnership will be dissolved, wound up and liquidated, unless within specific time limitations after that withdrawal, the holders of a majority of the voting power of the partnership's outstanding voting units agree in writing to continue our business and to appoint a successor managing partner. See "—Dissolution" above.

        Our Managing Partner may not be removed or expelled, with or without cause, by unitholders.

        In the event of withdrawal of a managing partner, the departing managing partner will have the option to require the successor managing partner to purchase the general partner interest of the departing managing partner for a cash payment equal to its fair market value. This fair market value will be determined by agreement between the departing managing partner and the successor managing partner. If no agreement is reached within 30 days of our Managing Partner's departure, an independent investment banking firm or other independent expert, which, in turn, may rely on other experts, selected by the departing managing partner and the successor managing partner will determine the fair market value. If the departing managing partner and the successor managing partner cannot agree upon an expert within 45 days of our Managing Partner's departure, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing managing partner or the successor managing partner, the departing managing partner's general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing managing partner for all amounts due the departing managing partner, including without limitation all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing managing partner or its affiliates for the partnership's benefit.

Transfer of General Partner Interests

        Except for transfer by our Managing Partner of all, but not less than all, of its general partner interests in the partnership to an affiliate of our Managing Partner, or to another entity as part of the merger or consolidation of our Managing Partner with or into another entity or the transfer by our Managing Partner of all or substantially all of its assets to another entity, our Managing Partner may not transfer all or any part of its general partner interest in the partnership to another person prior to December 31, 2018 without the approval of the holders of at least a majority of the voting power of the partnership's outstanding voting units, excluding voting units held by our Managing Partner and its affiliates. On or after December 31, 2018, our Managing Partner may transfer all or any part of its general partner interest without first obtaining approval of any unitholder. As a condition of this transfer, the transferee must assume the rights and duties of our Managing Partner to whose interest that transferee has succeeded, agree to be bound by the provisions of the limited partnership agreement and furnish an opinion of counsel regarding limited liability matters. At any time, the members of our Managing Partner may sell or transfer all or part of their limited liability company interests in our Managing Partner without the approval of the unitholders.

Limited Call Right

        If at any time:

  (i)
  less than 10% of the then issued and outstanding limited partner interests of any class (other than special voting units), including our limited partnership units, are held by persons other than our Managing Partner and its affiliates; or

  (ii)
  the partnership is subjected to registration under the provisions of the Investment Company Act, our Managing Partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our Managing Partner, on at least ten but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

  (1)
  the current market price as of the date three days before the date the notice is mailed; and

  (2)
  the highest cash price paid by our Managing Partner or any of its affiliates acting in concert with us for any limited partner interests of the class purchased within the 90 days preceding the date on which our Managing Partner first mails notice of its election to purchase those limited partner interests.

As a result of our Managing Partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The U.S. tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his limited partnership units in the market. See "Material U.S. Federal Tax Considerations."

Sinking Fund; Preemptive Rights

        We will not establish a sinking fund and will not grant any preemptive rights with respect to the partnership's limited partner interests.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of our common units then outstanding, record holders of limited partnership units or of the special voting units to be issued to holders of KKR Group Partnership Units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters as to which holders of limited partner interests have the right to vote or to act.

        Except as described below regarding a person or group owning 20% or more of our common units then outstanding, each record holder of a common unit will be entitled to a number of votes equal to the number of limited partnership units held. In addition, we issued special voting units to each holder of KKR Group Partnership Units that provide them with a number of votes that is equal to the aggregate number of KKR Group Partnership Units that they hold and entitle them to participate in the vote on the same basis as unitholders. We refer to our common units and special voting units as "voting units." If the ratio at which KKR Group Partnership Units are exchangeable for our common units changes from one-for-one, the number of votes to which the holders of the special voting units are entitled will be adjusted accordingly. Additional limited partner interests having special voting rights could also be issued. See "—Issuance of Additional Securities" above.

        In the case of common units held by our Managing Partner on behalf of non-citizen assignees, our Managing Partner will distribute the votes on those units in the same ratios as the votes of partners in respect of other limited partner interests are cast. Our Managing Partner does not anticipate that any meeting of common unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the common unitholders may be taken either at a meeting of the common unitholders or without a meeting, without a vote and without prior notice if consents in writing describing the action so taken are signed by common unitholders owning not less than the minimum percentage of the voting power of the outstanding common unit interests that would be necessary to authorize or take that action at a meeting. Meetings of the common unitholders may be called by our Managing Partner or by common unitholders owning at least 50% or more of the voting power of the outstanding common unit interests of the class for which a meeting is proposed. Common unitholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding limited partner interests of the class for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by such class of limited partners requires approval by holders of a greater percentage of such class of limited partner interests, in which case the quorum will be the greater percentage.

        However, if at any time any person or group (other than our Managing Partner and its affiliates, or a direct or subsequently approved transferee of our Managing Partner or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of our units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Our units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Status as Limited Partner

        By transfer of our units in accordance with our limited partnership agreement, each transferee of units will be admitted as a limited partner with respect to the units transferred when such transfer and admission is reflected in the limited partnership's books and records. Except as described under "—Limited Liability" above, in our limited partnership agreement or pursuant to Section 17-804 of the Delaware Revised Uniform Limited Partnership Act (which relates to the liability of a limited partner who receives a distribution of assets upon the winding up of a limited partnership and who knew at the time of such distribution that it was in violation of this provision) the units will be fully paid and non-assessable.

Non-Citizen Assignees; Redemption

        If the partnership is or becomes subject to U.S. federal, state, local, foreign or other laws or regulations that in the determination of our Managing Partner create a substantial risk of cancellation or forfeiture of any property in which the partnership has an interest because of the nationality, citizenship or other related status of any limited partner, we may redeem the common units held by that limited partner at their current market price. To avoid any cancellation or forfeiture, our Managing Partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our Managing Partner determines, with the advice of counsel, after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his limited partnership units and may not receive distributions in kind upon our partnership's liquidation.

Indemnification

        Under the limited partnership agreement, in most circumstances we would indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

  •
  our Managing Partner;

  •
  any departing managing partner;

  •
  any person who is or was an affiliate of a managing partner or any departing managing partner;

  •
  any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of partnership or its subsidiaries, our Managing Partner or any departing managing partner or any affiliate of partnership or its subsidiaries, our Managing Partner or any departing managing partner;

  •
  any person who is or was serving at the request of a managing partner or any departing managing partner or any affiliate of a managing partner or any departing managing partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or

  •
  any person designated by our Managing Partner.

        We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of the partnership's assets. Unless it otherwise agrees, our Managing Partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the partnership to enable the partnership to effectuate indemnification. The indemnification of the persons described above shall be secondary to any indemnification such person is entitled from another person or the relevant KKR fund to the extent applicable. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether the partnership would have the power to indemnify the person against liabilities under the limited partnership agreement.

Exclusive Delaware Jurisdiction

        The limited partnership agreement provides that each of the limited partners and the managing partner and each person holding any beneficial interest in our partnership, to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the limited partnership agreement shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Books and Reports

        Our Managing Partner is required to keep appropriate books of the partnership's business at its principal offices or any other place designated by our Managing Partner. The books would be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our year ends on December 31.

        As soon as reasonably practicable after the end of each fiscal year, we will furnish to each partner tax information (including a Schedule K-1), which describes on a U.S. dollar basis such partner's share of our income, gain, loss and deduction for the preceding taxable year. It may require longer than 90 days after the end of the fiscal year to obtain the requisite information from all lower-tier entities so that Schedule K-1s may be prepared for our partnership. Consequently, holders of common units or preferred units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by us.

Right to Inspect Our Books and Records

        The limited partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand and at his own expense, have furnished to him:

  •
  promptly after becoming available, a copy of our U.S. federal, state and local income tax returns; and

  •
  copies of the limited partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed.

        Our Managing Partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our Managing Partner believes is not in the partnership's best interests or which the partnership is required by law or by agreements with third parties to keep confidential.

 MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        This summary discusses the material U.S. federal tax considerations related to the ownership and disposition of preferred units issued by us, which we refer to as units, as of the date hereof. Any additional U.S. federal income tax consequences of the ownership and disposition of specific classes of preferred units will be addressed in an applicable prospectus supplement or free writing prospectus we may provide you. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of unitholders, some of which, such as banks, thrifts, insurance companies, persons liable for the alternative minimum tax, dealers, unitholders who were deemed to own 10% or more of any foreign corporation owned by us (taking into account the unitholder's interest in such foreign corporation as a result of their ownership interest in us or otherwise), and other unitholders that do not own their units as capital assets, may be subject to special rules. Tax-exempt organizations and mutual funds are discussed separately below. The actual tax consequences of the ownership of our units will vary depending on your circumstances.

        For purposes of this discussion, a "U.S. Holder" is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust which either (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A "Non-U.S. Holder" is a holder (other than a partnership) that is not a U.S. Holder.

        If a partnership holds our units, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds our units, you should consult your tax advisors. This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

        Prospective holders of units should consult their own tax advisors concerning the U.S. federal, state and local income tax and estate tax consequences in their particular situations of the ownership and disposition of units, as well as any consequences under the laws of any other taxing jurisdiction. This discussion only addresses the material U.S. federal tax considerations of the ownership and disposition of units and does not address the tax considerations under the laws of any tax jurisdiction other than the United States. Non-U.S. Holders, therefore, should consult their own tax advisors regarding the tax consequences to them of the ownership and disposition of units under the laws of their own taxing jurisdiction.

Taxation of Our Partnership

        Subject to the discussion set forth in the next paragraph and the paragraph under "Administrative Matters—Partnership Audit Legislation", an entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity for U.S. federal income tax purposes and incurs no U.S. federal income tax liabilities. Instead, each partner of a partnership is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of the extent to which, or whether, it receives cash distributions from the partnership, and thus may incur income tax liabilities unrelated to (and in excess of) any distributions from the partnership. Distributions of cash by a partnership to a partner are not taxable unless the amount of cash distributed to a partner is in excess of the partner's adjusted basis in its partnership interest.

        An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership," unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We are a publicly traded partnership.

        However, an exception to taxation as a corporation, referred to as the "Qualifying Income Exception," exists if at least 90% of the partnership's gross income for every taxable year consists of "qualifying income" and the partnership is not required to register under the Investment Company Act. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

        Our Managing Partner has adopted a set of investment policies and procedures that govern the types of investments we can make (and income we can earn), including structuring certain investments through entities, such as our intermediate holding companies, classified as corporations for U.S. federal income tax purposes (as discussed further below), to ensure that we will meet the Qualifying Income Exception in each taxable year. Except as otherwise noted, the remainder of this discussion assumes that we will be taxed as a partnership and not as a corporation for U.S. federal income tax purposes.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, or if we are required to register under the Investment Company Act, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed the stock to the unitholders in liquidation of their interests in us. Based on current law, this deemed contribution and liquidation would be tax-free to unitholders so long as we do not have liabilities in excess of the tax basis of our assets at that time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

        If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and we would be subject to U.S. corporate income tax on our taxable income. Distributions made to our unitholders would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder's tax basis in the units, or as taxable capital gain, after the holder's basis is reduced to zero. In addition, in the case of Non-U.S. Holders, distributions treated as dividends would be subject to withholding tax. Accordingly, treatment as a corporation could materially reduce a holder's after-tax return and thus could result in a substantial reduction of the value of the units.

        If at the end of any taxable year we fail to meet the Qualifying Income Exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if: (i) the failure is cured within a reasonable time after discovery; (ii) the failure is determined by the IRS to be inadvertent; and (iii) we agree to make such adjustments (including adjustments with respect to our partners) or to pay such amounts as are required by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or our unitholders (during the failure period) will be required to pay such amounts as are determined by the IRS.

Taxation of our Intermediate Holding Companies

        The income derived by us from KKR's fund management services and certain other business activities likely will not be qualifying income for purposes of the Qualifying Income Exception. Therefore, in order to meet the Qualifying Income Exception, we hold our interests in the KKR Group Partnership that holds such fund management companies and other investments that may not generate qualifying income for purposes of the Qualifying Income Exception, indirectly through our intermediate holding companies, including KKR Management Holdings Corp., which are treated as corporations for U.S. federal income tax purposes.

        As the holder of common stock of the intermediate holding companies, we are not taxed directly on the earnings of the intermediate holding companies. or the earnings of entities held through the intermediate holding companies. Rather, as partners of KKR Management Holdings L.P., the intermediate holding companies incur U.S. federal income taxes on their proportionate share of any net taxable income of KKR Management Holdings L.P. The intermediate holding companies' liability for U.S. federal income taxes and applicable state, local and other taxes could be increased if the IRS were to successfully reallocate income or deductions of the related entities conducting KKR's business.

        Distributions of cash or other property that we receive from the intermediate holding companies will constitute dividends for U.S. federal income tax purposes to the extent paid from the intermediate holding companies' current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by the intermediate holding companies exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in the intermediate holding companies' common stock, and thereafter will be treated as a capital gain.

        If we form, for other purposes, a U.S. corporation or other entity treated as a U.S. corporation for U.S. federal income tax purposes, that corporation would be subject to U.S. federal income tax on its income.

Personal Holding Companies

        The intermediate holding companies could be subject to additional U.S. federal income tax on a portion of their income if they are determined to be personal holding companies, or PHCs, for U.S. federal income tax purposes. Subject to certain exceptions, a U.S. corporation will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents).

        Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of the intermediate holding companies' common stock. Consequently, the intermediate holding companies could be or become PHCs, depending on whether they fail the PHC gross income test. If, as a factual matter, the income of the intermediate holding companies fail the PHC gross income test, they will be PHCs. Certain aspects of the gross income test cannot be predicted with certainty. Thus, no assurance can be given that the intermediate holding companies will not become PHCs following this offering or in the future.

        If the intermediate holding companies. are or were to become PHCs in a given taxable year, they would be subject to an additional 20% PHC tax on their undistributed PHC income, which generally includes the company's taxable income, subject to certain adjustments. If the intermediate holding companies were to become PHCs and had significant amounts of undistributed PHC income, the amount of PHC tax could be material. However, distributions of such income reduce the PHC income subject to tax.

Certain State, Local and Non-U.S. Tax Matters

        We and our subsidiaries may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. For example, we and our subsidiaries may be subject to New York City unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our unitholders may not conform to the U.S. federal income tax treatment discussed herein. We may be subject to significant amounts of non-U.S. taxes as a result of our investments and operations. Any non-U.S. taxes incurred by us may not pass through to unitholders as a credit against their U.S. federal income tax liability.

Consequences to U.S. Holders of Units

        The following is a summary of the material U.S. federal income tax consequences that will apply to you as a U.S. Holder of our units.

        For U.S. federal income tax purposes, your allocable share of our items of income, gain, loss, deduction or credit will be governed by the limited partnership agreement for our partnership if such allocations have "substantial economic effect" or are determined to be in accordance with your interest in our partnership. We believe that for U.S. federal income tax purposes, such allocations will be given effect, and our Managing Partner intends to prepare tax returns based on such allocations. If the IRS successfully challenges the allocations made pursuant to the limited partnership agreement, the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in the limited partnership agreement.

        The characterization of an item of our income, gain, loss, deduction or credit will be determined at our (rather than at your) level. Similarly, the characterization of an item of KKR Fund Holdings L.P.'s income, gain, loss deduction or credit will be determined at the level of KKR Fund Holdings L.P. or the level of any subsidiary partnership in which KKR Fund Holdings L.P. owns an interest rather than at our level. Distributions we receive from the intermediate holding companies will be taxable as dividend income to the extent of the intermediate holding companies' current and accumulated earnings and profits and, to the extent allocable to individual holders of units, they will be eligible for a reduced rate of tax, provided that certain holding period requirements are satisfied. Also, a U.S. Holder that is a corporation, subject to limitations, may be entitled to a dividends received deduction with respect to its share of dividends paid to us by the intermediate holding companies.

        We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. In addition, special provisions of the Code may be applicable to certain of our investments, and may affect the timing of our income, requiring us (and, consequently, you) to recognize taxable income before we (or you) receive cash, if any, attributable to such income. Accordingly, it is possible that your allocable share of our income for a particular taxable year could exceed any cash distribution you receive for the year, thus giving rise to an out-of-pocket tax liability for you.

Basis

        You will have an initial tax basis in your units equal to the amount paid for your units. Your basis will be increased by your share of our income and by increases in your share, under partnership tax rules, of our liabilities, if any. Your basis will be decreased, but not below zero, by distributions from us, by your share of our losses and by any decrease in your share of our liabilities.

        If you acquire units in separate transactions you must combine the basis of those units and maintain a single adjusted tax basis for all those units. Upon a sale or other disposition of less than all of the units, a portion of that tax basis must be allocated to the units sold.

Treatment of Distributions

        Distributions of cash by us will not be taxable to you to the extent of your adjusted tax basis (described above) in your units. Any cash distributions in excess of your adjusted tax basis will be considered to be gain from the sale or exchange of your units (described below). Under current laws, such gain would be treated as capital gain and would be long-term capital gain if your holding period for your units exceeds one year, subject to certain exceptions (described below). A reduction in your allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. federal income tax purposes.

Sale or Exchange of Units

        You will recognize gain or loss on a sale of units equal to the difference, if any, between the amount realized and your adjusted tax basis in the units sold. Your amount realized will be measured by the sum of the cash or the fair market value of other property received by you plus your share, under partnership tax rules, of our liabilities, if any, at the time of such sale or exchange.

        Subject to the exceptions discussed in this paragraph, gain or loss recognized by you on the sale or exchange of a unit will be taxable as capital gain or loss and will be long-term capital gain or loss if all of the units you hold were held for more than one year on the date of such sale or exchange. If we have not made a qualifying electing fund election, or QEF election, to treat our interest in a passive foreign investment company, or PFIC, as a qualified electing fund, or QEF, gain attributable to such an interest would be taxable as ordinary income and would be subject to an interest charge. In addition, certain gain attributable to our investment in a controlled foreign corporation, or CFC, may be ordinary income and certain gain attributable to "unrealized receivables" or "inventory items" would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as "unrealized receivables." The deductibility of capital losses is subject to limitations.

        Holders who acquire units at different times and intend to sell all or a portion of the units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain "split holding period" rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. Holders in publicly traded partnerships may choose to use the actual holding period for each unit sold provided certain requirements are met. You should consult your tax adviser regarding these rules.

Foreign Tax Credit Limitations

        You may be entitled to a foreign tax credit with respect to your allocable share of creditable foreign taxes paid on our income and gains (other than the income and gains of our intermediate holding company). Complex rules may, depending on your particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our foreign investments may be treated as U.S. source gains. Consequently, you may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available. You should consult your tax advisor with respect to whether you will be entitled to any foreign tax credit in light of your particular circumstances

Section 754 Election

        We have an election in place pursuant to Section 754 of the Code. The election is irrevocable without the consent of the IRS, and will generally require us to adjust the tax basis in our assets, or "inside basis," attributable to a transferee of units under Section 743(b) of the Code to reflect the purchase price of the units paid by the transferee. In addition, KKR Management Holdings L.P. has made a Section 754 election. Therefore, similar adjustments will be made upon the transfer of interests in KKR Management Holdings L.P.

        Even though we will have a Section 754 election in effect, because there is no Section 754 election in effect for KKR Fund Holdings L.P., and we will not make an election for it, it is unlikely that our Section 754 election will provide any substantial benefit or detriment to a transferee of our units.

        The calculations involved in the Section 754 election are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. We will make them on the basis of assumptions as to the value of our assets and other matters.

Uniformity of Units, Transferor/Transferee Allocations

        We have adopted tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax items allocated to you. It also could affect the timing of these allocations or the amount of gain on the sale of our units and could have a negative impact on the value of our units or result in audits of and adjustments to our unitholders' tax returns.

        In addition, generally our taxable income and losses will be determined and apportioned among unitholders using conventions we regard as consistent with applicable law. As a result, if you transfer your units, you may be allocated income or other tax items realized by us after the date of transfer. Similarly, a transferee may be allocated income or other tax items realized by us prior to the date of the transferee's acquisition of our units.

        Although Section 706 of the Code generally provides guidelines for allocations of items of partnership income and deductions between transferors and transferees of partner interests, it is not clear that our allocation method complies with its requirements. If our convention were not permitted, the IRS might contend that our taxable income or losses must be reallocated among the unitholders. If such a contention were sustained, your respective tax liabilities would be adjusted to your possible detriment. Our Managing Partner is authorized to revise our method of allocation between transferors and transferees (as well as among unitholders whose interests otherwise vary during a taxable period).

Foreign Currency Gain or Loss

        Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize "foreign currency" gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss. You should consult your tax advisor with respect to the tax treatment of foreign currency gain or loss.

Passive Foreign Investment Companies

        We may own directly or indirectly interests in foreign entities that are treated as corporations for U.S. federal income tax purposes. You may be subject to special rules as a result of your indirect investments in such foreign corporations, including the rules applicable to an investment in a passive foreign investment company, or PFIC. The intermediate holding companies will be subject to similar rules as those described below with respect to any PFICs owned directly or indirectly by it.

        A PFIC is defined as any foreign corporation with respect to which either (i) 75% or more of the gross income for a taxable year is "passive income" or (ii) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce "passive income." There are no minimum stock ownership requirements for shareholders in PFICs. Once a corporation qualifies as a PFIC it is, absent certain taxpayer elections to recognize taxable income or gain, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. Any gain on disposition of stock of a PFIC, as well as income realized on certain "excess distributions" by the PFIC, is treated as though realized ratably over the shorter of your holding period in our units or our holding period in the PFIC. Such gain or income is taxable as ordinary income and dividends paid by a PFIC to an individual will not be eligible for the reduced rates of taxation that are available for certain qualifying dividends. In addition, an interest charge would be imposed on you based on the tax deferred from prior years.

        Although it may not always be possible, we expect to make a QEF election under the Code where possible with respect to each entity treated as a PFIC to treat such non-U.S. entity as a QEF in the first year we hold shares in such entity. A QEF election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If we make a QEF election with respect to our interest in a PFIC, in lieu of the foregoing treatment, we would be required to include in income each year a portion of the ordinary earnings and net capital gains of the QEF called "QEF Inclusions," even if not distributed to us. Thus, holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. However, a holder may elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. However, net losses (if any) of a non-U.S. entity that is treated as a PFIC will not pass through to us or to holders and may not be carried back or forward in computing such PFIC's ordinary earnings and net capital gain in other taxable years. Consequently, holders may over time be taxed on an amount that, as an economic matter, exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a holder's basis in our units, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for reduced rates of taxation. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed. You should consult your tax advisors as to the manner in which QEF Inclusions affect your allocable share of our income and your basis in your units.

        Alternatively, in the case of a PFIC that is a publicly traded foreign company, we may make an election to "mark to market" the stock of such foreign company on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years.

        We may make certain investments, including for instance investments in specialized investment funds or investments in funds of funds through non-U.S. corporate subsidiaries of the KKR Group Partnerships or through other non-U.S. corporations. Such entities may be PFICs for U.S. federal income tax purposes. In addition, certain of our investments could be in PFICs. Thus, we can make no assurance that some of our investments will not be treated as held through a PFIC or as interests in PFICs or that such PFICs will be eligible for the "mark to market" election, or that as to any such PFICs we will be able to make QEF elections.

        If we do not make a QEF election with respect to a PFIC, Section 1291 of the Code will treat all gain on a disposition by us of shares of such entity, gain on the disposition of units by a holder at a time when we own shares of such entity, as well as certain other defined "excess distributions," as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the holder held its units or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses realized in such prior years. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. persons.

Controlled Foreign Corporations

        A non-U.S. entity will be treated as a controlled foreign corporation, or CFC, if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a "U.S. Shareholder" with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership like us) that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

        When making investment or other decisions, we will consider whether an investment will be a CFC and the consequences related thereto. If we are a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each unitholder may be required to include in income its allocable share of the CFC's "Subpart F" income reported by us. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents, fees for services provided to certain related persons and certain other passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity's current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). The tax basis of our shares of such non-U.S. entity, and your tax basis in your units, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the reduced rate of tax applicable to "qualified dividend income" for individual U.S. persons. See above under "—Limitations on Interest Deductions." Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when actually distributed.

        Regardless of whether any CFC has Subpart F income, any gain allocated to you from our disposition of stock in a CFC will be treated as dividend income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC, which may be eligible for the reduced rates of taxation applicable to certain qualified dividends. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC will not pass through to you. Moreover, a portion of your gain from the sale or exchange of your units may be treated as ordinary income. Any portion of any gain from the sale or exchange of a unit that is attributable to a CFC may be treated as an "unrealized receivable" taxable as ordinary income. See "—Sale or Exchange of Units."

        If a non-U.S. entity held by us is classified as both a CFC and a PFIC during the time we are a U.S. Shareholder of such non-U.S. entity, you will be required to include amounts in income with respect to such non-U.S. entity pursuant to this subheading, and the consequences described under "—Passive Foreign Investment Companies" above will not apply. If our ownership percentage in a non-U.S. entity changes such that we are not a U.S. Shareholder with respect to such non-U.S. entity, then you may be subject to the PFIC rules. The interaction of these rules is complex, and prospective holders are urged to consult their tax advisors in this regard.

Investment Structure

        To manage our affairs so as to meet the Qualifying Income Exception (discussed above) and comply with certain requirements in our partnership agreement, we may need to structure certain investments through entities classified as corporations for U.S. federal income tax purposes. However, because our unitholders will be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will be beneficial to all our unitholders to the same extent, and may even impose additional tax burdens on some of our unitholders. As discussed above, if the entity were a non-U.S. corporation it may be considered a CFC or PFIC. If the entity were a U.S. corporation, it would be subject to U.S. federal income tax on its operating income, including any gain recognized on its disposal of its investments. In addition, if the investment involves U.S. real estate, gain recognized on disposition of the real estate would generally be subject to U.S. federal income tax, whether the corporation is a U.S. or a non-U.S. corporation.

Taxes in Other State, Local, and Non-U.S. Jurisdictions

        In addition to U.S. federal income tax consequences, you may be subject to potential U.S. state and local taxes because of an investment in us in the U.S. state or locality in which you are a resident for tax purposes or in which we have investments or activities, including jurisdictions in which we hold certain real estate, oil, gas or similar natural resource-related investments. You may also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in state, local or non-U.S. jurisdictions in which we invest, or in which entities in which we own interests conduct activities or derive income. Income or gains from investments held by us may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable income tax treaties. If you wish to claim the benefit of an applicable income tax treaty, you may be required to submit information to tax authorities in such jurisdictions. You should consult your own tax advisors regarding the U.S. state, local and non-U.S. tax consequences of an investment in us.

U.S. Federal Estate Taxes

        If units are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then a U.S. federal estate tax may be payable in connection with the death of such person. Prospective individual U.S. Holders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with respect to our units.

Medicare Tax

        U.S. Holders that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on "net investment income" (or undistributed "net investment income," in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person's adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to your ownership of units will be included in your "net investment income" subject to this Medicare tax.

U.S. Taxation of Tax-Exempt U.S. Holders of Units

        A holder of units that is a tax-exempt organization for U.S. federal income tax purposes (including an individual retirement account or 401(k) plan participant) and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to "unrelated business income tax" to the extent, if any, that its allocable share of our income consists of "unrelated business taxable income," or UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership's gross income and deductions derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership will be treated as earning UBTI to the extent that such partnership derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (that is, indebtedness incurred in acquiring or holding property).

        As a result of incurring acquisition indebtedness and certain of our investments, including investments in natural resource assets, such as oil and gas properties, we will derive income that constitutes UBTI. Consequently, a holder of units that is a tax-exempt organization will likely be subject to unrelated business income tax to the extent that its allocable share of our income consists of UBTI. In addition, a tax-exempt partner may be subject to unrelated business income tax on a sale of their units. Tax exempt U.S. Holders of units should consult their own tax advisors regarding all aspects of UBTI.

Investments by U.S. Mutual Funds

        U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. federal income tax status. The 90% gross income test requires that, for a corporation to qualify as a RIC, at least 90% of such corporation's annual income must be "qualifying income," which is generally limited to investment income of various types. The 50% asset value test requires that, for a corporation to qualify as a RIC, at the close of each quarter of the taxable year, at least 50% of the value of such corporation's total assets must be represented by cash and cash items (including receivables), government securities, securities of other RICs, and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of the corporation and to not more than 10% of the outstanding voting securities of such issuer.

        The treatment of an investment by a RIC in units for purposes of these tests will depend on whether we are treated as a "qualifying publicly traded partnership." If our partnership is so treated, then the units themselves are the relevant assets for purposes of the 50% asset value test and the net income from the units is the relevant gross income for purposes of the 90% gross income test. RICs may not invest greater than 25% of their assets in one or more qualifying publicly traded partnerships. All income derived from a qualifying publicly traded partnership is considered qualifying income for purposes of the RIC 90% gross income test described above. However, if we are not treated as a qualifying publicly traded partnership for purposes of the RIC rules, then the relevant assets for the RIC asset test will be the RIC's allocable share of the underlying assets held by us and the relevant gross income for the RIC income test will be the RIC's allocable share of the underlying gross income earned by us, including assets held in connection with and income derived with respect to our investments in natural resources assets, such as oil and gas properties, which may not be qualifying assets or income for the RIC qualifying asset and income tests above. Whether we will qualify as a "qualifying publicly traded partnership" depends on the exact nature of our future investments, but it is likely that we will not be treated as a "qualifying publicly traded partnership." In addition, as discussed above under "—Consequences to U.S. Holders of Units," we may derive taxable income from an investment that is not matched by a corresponding cash distribution. Accordingly, a RIC investing in our units may recognize income for U.S. federal income tax purposes without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements under Sections 852 and 4982 of the Code for avoiding income and excise taxes. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in units.

Consequences to Non-U.S. Holders of Units

U.S. Income Tax Consequences

        We expect that we will be engaged in a U.S. trade or business for U.S. federal income tax purposes, including by reason of our investments in U.S. real property, corporations that own significant amounts of U.S. real property, and oil and gas properties, in which case some portion of our income would be treated as effectively connected income with respect to Non-U.S. Holders, or ECI. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in our units in such year, such Non-U.S. Holder generally would be: (1) subject to withholding by us on such Non-U.S. Holder's distributions of ECI; (2) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain income from U.S. sources not related to KKR & Co. L.P.; and (3) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of its ECI. Any amount withheld would be creditable against such Non-U.S. Holder's U.S. federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder's U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a Non-U.S. Holder on the sale or exchange of its units could be treated for U.S. federal income tax purposes as ECI, and hence such Non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange of its units.

        Distributions to you may also be subject to U.S. withholding tax to the extent such distribution is attributable to the sale of a U.S. real property interest. Also, you may be subject to U.S. withholding tax at a rate of 30% on allocations of our income that are fixed or determinable annual or periodic income under the Code, including dividends from U.S. corporations, unless an exemption from or a reduced rate of such withholding applies and certain tax status information is provided. Although each Non-U.S. Holder is required to provide an IRS Form W-8, we may not be able to provide complete information related to the tax status of our unitholders to the Group Partnerships or KKR Management Holdings Corp. for purposes of obtaining reduced rates of withholding on behalf of our unitholders. If such information is not provided, to the extent we receive dividends from KKR Management Holdings Corp. or from a U.S. corporation through KKR Fund Holdings L.P. and its investment vehicles, your allocable share of distributions of such income will be subject to U.S. withholding tax. Therefore, if you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account. This may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat us as a pass-through entity, you may not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

        Special rules may apply in the case of a Non-U.S. Holder that: (i) has an office or fixed place of business in the United States; (ii) is present in the United States for 183 days or more in a taxable year; or (iii) is a former citizen of the United States, a foreign insurance company that is treated as holding a partner interest in us in connection with their U.S. business, a PFIC or a corporation that accumulates earnings to avoid U.S. federal income tax. You should consult your tax advisors regarding the application of these special rules.

U.S. Federal Estate Tax Consequences

        The U.S. federal estate tax treatment of our units with regard to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If our units are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual Non-U.S. Holders who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our units.

Administrative Matters

Taxable Year

        We currently use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Tax Matters Partner

        Our Managing Partner will act as our "tax matters partner." As the tax matters partner, our Managing Partner will have the authority, subject to certain restrictions, to act on our behalf in connection with any administrative or judicial review of our items of income, gain, loss, deduction or credit.

Information Returns

        We have agreed to furnish to you, as soon as reasonably practicable after the close of each calendar year, Schedule K-1 to IRS Form 1065, which describes on a U.S. dollar basis your share of our income, gain, loss and deduction for our preceding taxable year. It may require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that IRS Schedules K-1 may be prepared for us. Consequently, unitholders who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each unitholder will be required to report for all tax purposes consistently with the information provided by us for the taxable year.

        In preparing this information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine your share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss.

        We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to adjust a prior year's tax liability and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns.

Tax Shelter Regulations

        If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a "reportable transaction" if, for example, we recognize certain significant losses in the future. In certain circumstances, a unitholder who disposes of units in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to: (i) significant accuracy-related penalties with a broad scope; (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and (iii) in the case of a listed transaction, an extended statute of limitations.

        Unitholders should consult their tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Constructive Termination

        Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period.

        Our termination would result in the close of our taxable year for all of our unitholders. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year-end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder's taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Elective Procedures for Large Partnerships

        The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to the unitholders, and such Schedules K-1 would have to be provided to unitholders on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a "technical termination" (which would close our taxable year) if within a 12-month period there is a sale or exchange of 50% or more of our total interests. We have the discretion to make such an election, if eligible. If we make such election, IRS audit adjustments will flow through to unitholders for the years in which the adjustments take effect, rather than the year to which the adjustment relates. In addition, we, rather than the unitholders individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Withholding and Backup Withholding

        For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of units), we may over-withhold or under-withhold with respect to a particular holder of units. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder's U.S. federal income tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder's U.S. federal income tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we intend to pay the underwithheld amount to the IRS, and we may treat such under- withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

        Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 28%) with respect to distributions paid unless: (i) you are a corporation or come within another exempt category and demonstrate this fact when required; or (ii) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-9. A Non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed, applicable IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

        If you or any other unitholder does not timely provide us (or the clearing agent or other intermediary, as appropriate) with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may withhold U.S. backup withholding taxes in excess of what would have been withheld had we received certifications from all unitholders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all unitholders on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).

Additional Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% U.S. withholding tax may apply to certain payments or, for a disposition occurring after December 31, 2018, the gross proceeds from a disposition of any U.S. stock or securities, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Non-U.S. and U.S. Holders are encouraged to consult their own tax advisors regarding the implications of FATCA on their investment in our units.

Nominee Reporting

        Persons who hold an interest in our partnership as a nominee for another person are required to furnish to us:

  (1)
  name, address and taxpayer identification number of the beneficial owner and the nominee;

  (2)
  whether the beneficial owner is: (i) a person that is not a U.S. person; (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or (iii) a tax-exempt entity;

  (3)
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  (4)
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

New Legislation or Administrative or Judicial Action

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our unitholders will be enacted. The present U.S. federal income tax treatment of an investment in our units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the Qualifying Income Exception to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in our units. . We and our unitholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the amended and restated operating agreement from time to time, without the consent of the unitholders, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of our unitholders.

Partnership Audit Legislation

        Legislation was recently enacted that significantly changes the rules for U.S. federal income tax audits of partnerships. Such audits will continue to be conducted at the partnership level, but with respect to tax returns for taxable years beginning after December 31, 2017, unless a partnership qualifies for and affirmatively elects an alternative procedure, the partnership will be required to pay tax (including interest and penalties) with respect to any adjustments to the amount of income, gain, loss deduction or other tax items of the partnership or to the allocation of such items among its partners. Under the elective alternative procedure, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If a partnership elects the alternative procedure for a given adjustment, the amount of taxes for which its partners would be liable would be increased by any applicable penalties and a special interest charge. There can be no assurance that we will be eligible to make such an election or that we will, in fact, make such an election for any given adjustment. If we do not or are not able to make such an election, then (1) our then-current unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had we elected the alternative procedure, and (2) a given unitholder may indirectly bear taxes attributable to income allocable to other unitholders or former unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such holder's ownership of units. Amounts available for distribution to our unitholders may be reduced as a result of our obligation to pay any taxes associated with an adjustment. Many issues and the overall effect of this new legislation on us are uncertain, and unitholders should consult their own tax advisors regarding all aspects of this legislation as it affects their particular circumstances.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO KKR AND ITS UNITHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH UNITHOLDER. UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES RELATING TO OWNING UNITS. THIS FOREGOING DISCUSSION ONLY ADDRESSES THE MATERIAL U.S. FEDERAL TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF UNITS AND DOES NOT ADDRESS THE TAX CONSEQUENCES UNDER THE LAWS OF ANY TAX JURISDICTION OTHER THAN THE UNITED STATES. NON-U.S. HOLDERS, THEREFORE, SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSIDERATIONS TO THEM OF THE U.S. OWNERSHIP AND DISPOSITION OF UNITS UNDER THE LAWS OF THEIR OWN TAXING JURISDICTION.

 PLAN OF DISTRIBUTION

        We or any selling unitholders may sell the preferred units offered by this prospectus:

  •
  through underwriters or dealers;

  •
  through agents; or

  •
  directly to purchasers.

        The preferred units may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        We will describe in a prospectus supplement or a free writing prospectus the particular terms of the offering of the preferred units, including the following:

  •
  the method of distribution of the preferred units offered thereby;

  •
  the names of any underwriters or agents;

  •
  the proceeds we will receive from the sale, if any;

  •
  any discounts and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the applicable preferred units may be listed.

        The preferred units may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling unitholders. We or any selling unitholders may also sell preferred units through agents or dealers designated by us or any selling unitholders. We or any selling unitholders also may sell preferred units directly, in which case no underwriters or agents would be involved.

        Underwriters, dealers and agents that participate in the distribution of the preferred units may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling unitholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We or any selling unitholders may have agreements with the underwriters, dealers and agents involved in the offering of the preferred units to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents involved in the offering of the preferred units may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates (including, without limitation, any guarantors) or any selling unitholders in the ordinary course of their businesses.

        In order to facilitate the offering of the preferred units, any underwriters or agents, as the case may be, involved in the offering of such preferred units may engage in transactions that stabilize, maintain or otherwise affect the market price of such preferred units or other securities that may be issued upon conversion, exchange or exercise of such preferred units or the prices of which may be used to determine payments on such preferred units . Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such preferred units for their own account. In addition, to cover over-allotments or to stabilize the price of the preferred units or of such other preferred units, the underwriters or agents, as the case may be, may bid for, and purchase, such preferred units in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

        The preferred units are new issues of securities with no established trading market. Neither we nor any selling unitholders can give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

        Simpson Thacher & Bartlett LLP have passed upon the validity of the preferred units, and have provided certain other legal services to us in connection with this prospectus. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common units.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the preferred units to be sold pursuant to this prospectus. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about us and our preferred units. The rules and regulations of the SEC allow us to omit certain information from this prospectus.

        We file annual, quarterly and special reports and other information with the SEC. The SEC's rules allow us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

        We incorporate by reference into this prospectus the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019, Attention: Investor Relations. You also may contact us at 1- 877-610-4910 or visit our website at http://www.kkr.com for copies of those documents. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

KKR & Co. L.P.

12,000,000 Units
6.75% Series A Preferred Units

PROSPECTUS SUPPLEMENT

March 10, 2016

Joint Book-Running Managers

Morgan Stanley

BofA Merrill Lynch

UBS Investment Bank

Wells Fargo Securities

Lead Managers

Barclays

Citigroup

Goldman, Sachs & Co.

HSBC

Mizuho Securities